As filed with the SEC on April 28, 1997              Registration No. 33-61143


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-1


                         POST-EFFECTIVE AMENDMENT NO. 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                          PRUCO LIFE INSURANCE COMPANY
                          ----------------------------
                           (Exact Name of Registrant)

                                     ARIZONA
          -------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6311
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                    22-194455
                      ---------------------------------------
                     (I.R.S. Employer Identification Number)

                        c/o PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (800) 445-4571
           ------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                THOMAS C. CASTANO
                               ASSISTANT SECRETARY
                          PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (800) 445-4571
            ---------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                    Copy to:
                                JEFFREY C. MARTIN
                                 SHEA & GARDNER
                         1800 MASSACHUSETTS AVENUE, N.W.
                             WASHINGTON, D.C. 20036


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                              CROSS REFERENCE SHEET

                            (AS REQUIRED BY FORM S-1)

                            -----------------------

S-1 ITEM NUMBER AND CAPTION                                  LOCATION
---------------------------                                  --------
 1.  Forepart of the Registration Statement
     and Outside Front Cover Page of Prospectus ..........   Cover

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus .................................   Inside Front Cover

 3.  Summary Information, Risk Factors and ...............   Cover; Brief Description Of The Contract; Charges, Fees
     Ratio of Earnings to Fixed Charges                      and Deductions

 4.  Use of Proceeds .....................................   The Interest-Rate Investment Options and Investments by
                                                             Pruco Life

 5.  Determination of Offering Price .....................   Not applicable

 6.  Dilution ............................................   Not applicable

 7.  Selling Security Holders ............................   Not applicable

8. Plan of Distribution ................................     Sale of the Contract and Sales Commissions

9. Description of Securities to be Registered ..........     Cover; Pruco Life Insurance Company; Charges, Fees and
                                                             Deductions; Voting Rights

10.  Interests of Named Experts and Counsel ..............   Not applicable

11.  Information with Respect to the Registrant ..........   The Pruco Life Insurance Company; Litigation; Financial
                                                             Statements; State Regulation; Federal Tax Status;
                                                             Directors and Officers; Executive Compensation

12.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities .....................................   Part II, Item 14

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

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                                                               May 1, 1997

                                     PROFILE
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             P R U C O   L I F E   I N S U R A N C E   C O M P A N Y

                  DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

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This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.

1. THE DISCOVERY PREFERRED VARIABLE ANNUITY.

The Discovery Preferred Variable Annuity is a contract between you and Pruco Life Insurance Company that uses investment portfolios which accumulate cash value on a tax-deferred basis. This allows the variable annuity to combine the advantages of a tax-deferred investment with the flexibility and versatility of professionally managed portfolios to meet your long-term financial goals, such as retirement. Tax deferral simply means that you do not pay taxes on your investments' income, dividends and capital gains each year; instead taxes are due when you take withdrawals or otherwise receive funds from the annuity. Tax-deferred compounding can grow your assets faster than they would in a similar taxable investment. In addition, your family receives the added protection of a guaranteed death benefit.

The Discovery Preferred Variable Annuity offers a diverse selection of variable investment options. Amounts that you allocate to a variable investment option will fluctuate in response to market forces. You can also select a fixed-rate option with a stipulated rate of interest for one year or a market-value adjustment option which guarantees a stipulated rate of interest if held for a seven year period. If you make a withdrawal or transfer prior to the maturity date of a market-value adjustment option, the value will be adjusted up or down or not at all, depending upon the difference in interest rates between the date when funds were allocated to the option and the date of the withdrawal or transfer.

The Discovery Preferred Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, you invest money in your Contract and earnings accumulate on a tax-deferred basis. Your earnings are based on the investment performance of the variable investment options and/or the interest rate earned on the fixed investment options to which your money is allocated. During the income phase you receive regular payments from your Contract. Among other factors, the growth of your Contract during the accumulation phase will determine the amount or duration of your payments during the income phase.

The automated withdrawal feature enables you to set up a regular income schedule on a monthly, quarterly, semiannual or annual basis without annuitizing your Contract. Of course, withdrawals are subject to tax and a 10% federal tax penalty may apply if you are under age 59-1/2.

2. PAYOUT PROVISIONS.

If you want to receive regular income from your Contract, you can choose one of these options: (1) equal installments for a fixed period; (2) monthly payments for your life with 120 payments certain; or (3) we will hold an amount at a stated interest rate and pay the interest annually, semi-annually, quarterly or monthly. The interest payment option is not available for Contracts sold in connection with individual retirement annuities ("IRAs").

During the income phase you can only choose the above options to be payable on a fixed basis. Once you begin receiving regular payments, you cannot change your payment plan.

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                                     PROFILE
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             P R U C O   L I F E   I N S U R A N C E   C O M P A N Y

                  DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

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3. PURCHASING A DISCOVERY PREFERRED ANNUITY.

You can buy a Contract through your financial representative who can also help you complete the proper forms. You can buy a Contract with $10,000 or more. Additional payments of $1,000 or more may also be made during the accumulation phase. Restrictions apply to IRA Contracts.

4. INVESTMENT OPTIONS.

You can put your money in any or all of the investment options listed below.

THE PRUDENTIAL SERIES FUND, INC.

Advised by: Prudential Investment Corporation

     Money Market Portfolio
     Diversified Bond Portfolio
     Conservative Balanced Portfolio
     Flexible Managed Portfolio
     High Yield Bond Portfolio
     Stock Index Portfolio
     Equity Income Portfolio
     Equity Portfolio
     Prudential Jennison Portfolio (a growth Portfolio)
     Small Capitalization Stock Portfolio
     Global Portfolio
     Natural Resources Portfolio

Depending upon market fluctuations, you can make or lose money in any of these portfolios.

You may also allocate money to the one year fixed-rate option which guarantees a stipulated rate of interest for a one-year period or to the Market-Value Adjustment (the "MVA") option which guarantees a stipulated rate of interest if held for a seven year period.

Each time you allocate or transfer money into either the fixed-rate option or the MVA option a new interest cell is established. The interest rate for an interest cell within the fixed-rate option is guaranteed for one year. During the interest rate period the value of each interest cell within the MVA option varies with changes in interest rates in the same way that the value of a bond changes. For example, if interest rates have risen since the interest cell was established, its value will have decreased. If you make a withdrawal or transfer prior to the end of the interest cell, the value of the MVA option will be adjusted up or down or not at all, depending upon the difference in the interest rates between the date when the interest cell was established and the date of withdrawal or transfer.

5. EXPENSES.

The Discovery Preferred Contract has the following cost-related product features outlined below.

Although there is no current intention to do so, we may impose an additional administrative charge of up to $25 on each Contract anniversary and at the time of a full withdrawal for Contracts of less

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                                     PROFILE
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             P R U C O   L I F E   I N S U R A N C E   C O M P A N Y

                  DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

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than $50,000. We deduct insurance charges which total 1.40% annually of the average daily value of your Contract allocated to the variable investment options. There are also investment charges imposed on Contracts with money allocated to the variable investment options which in fiscal year 1996 ranged from 0.40% to 0.92% annually of the average daily value of the investment portfolio. If applicable, you may be assessed a state premium tax which ranges from 0% to 5%, depending upon the state and whether the Contract is non-qualified or issued in connection with an IRA.

If you withdraw money in excess of the free withdrawal amount allowed in the Contract during the first 7 years of the Contract, a withdrawal charge is assessed. The charge is based upon the amount withdrawn and starts with 7% in the first year and decreases 1% each year until in the 8th and later years there is no charge.

The following chart will help you understand the charges in the Contract. The column "Total Annual Charges" shows the 1.40% insurance charges and the investment charges for each variable investment option, but does not reflect the possible $25 additional administrative charge. The next two columns show you examples of the charges, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charges. For year 10, the examples show the aggregate of all the annual charges assessed for the 10 years with no withdrawal charge. The premium tax is assumed to be 0% in both examples.

                                                                        |   TOTAL       TOTAL
                                                                        |  ANNUAL      ANNUAL
                                          TOTAL       TOTAL             |  CHARGES     CHARGES
                                         ANNUAL      ANNUAL      TOTAL  | AT END OF   AT END OF
                                        INSURANCE   PORTFOLIO   ANNUAL  |  1 YEAR     10 YEARS
PORTFOLIO                                CHARGES     CHARGES    CHARGES |    (1)         (2)
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THE PRUDENTIAL SERIES FUND, INC.                                        |
  Money Market                            1.40        .44        1.84   |    $81        $212
  Diversified Bond                        1.40        .45        1.85   |    $82        $214
  Conservative Balanced                   1.40        .59        1.99   |    $83        $228
  Flexible Managed                        1.40        .64        2.04   |    $83        $233
  High Yield Bond                         1.40        .63        2.03   |    $83        $232
  Stock Index                             1.40        .40        1.80   |    $81        $208
  Equity Income                           1.40        .45        1.85   |    $82        $214
  Equity                                  1.40        .50        1.90   |    $82        $219
  Prudential Jennison                     1.40        .66        2.06   |    $84        $236
  Small Capitalization Stock              1.40        .56        1.96   |    $83        $225
  Global                                  1.40        .92        2.32   |    $86        $262
  Natural Resources                       1.40        .52        1.92   |    $82        $221


The portfolio charges reflect any expense reimbursement or fee waiver that may be in effect. For more detailed information, see the Fee Table in the Prospectus for the Contract.

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                                     PROFILE
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             P R U C O   L I F E   I N S U R A N C E   C O M P A N Y

                  DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

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6. TAXES.

Earnings in your Contract are tax-deferred until you take them out. In addition, if money is taken out before age 59-1/2, there may be a 10% tax penalty assessed on the amount that is deemed to be income. In general, for tax purposes, if you take money out, earnings are deemed to be taken out first and are taxed as income. For Contracts sold in connection with IRAs, the entire distribution amount is generally considered taxable income.

7. ACCESS TO YOUR MONEY.

You can take money out at any time during the accumulation phase. Each year you can take up to 10% of your total purchase payments without any charge plus any charge-free amount still available from the immediately preceding Contract year. If you withdraw money in excess of the free withdrawal amount, a percentage of the amount you withdraw may be assessed a decreasing withdrawal charge during the first seven Contract years (7%-6%-5%-4%-3%-2%-1%-0%). This charge will be waived for payment of the death benefit and under the Critical Care Access provision of the Contract, if applicable. A withdrawal may be subject to income tax and to a tax penalty.

8. PERFORMANCE.

The value of the Contract will fluctuate depending upon the performance of the investment option(s) you choose. From time to time, we may advertise total return figures for each variable investment option. The following chart shows total returns for each investment option for calendar year 1996. These numbers reflect the insurance charges, the administrative fees, investment charges, and all other expenses of the investment portfolio. These numbers do not reflect any withdrawal charges and if such charges were applied, performance would be lower. Past performance is not a guarantee of future results.

           PORTFOLIO                               CALENDAR YEAR 1996
           ---------                               ------------------
           Diversified Bond                                2.95%
           Conservative Balanced                          11.07%
           Flexible Managed                               12.06%
           High Yield Bond                                 9.85%
           Stock Index                                    20.87%
           Equity Income                                  20.05%
           Equity                                         16.88%
           Prudential Jennison                            12.83%
           Small Capitalization Stock                     18.11%
           Global                                         18.04%
           Natural Resources                              29.06%

The "yield" and "effective yield" of the Money Market Subaccount for the seven days ended December 31, 1996 were 3.79% and 3.87% respectively.

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                                     PROFILE
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             P R U C O   L I F E   I N S U R A N C E   C O M P A N Y

                  DISCOVERY PREFERRED VARIABLE ANNUITY CONTRACT

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9. DEATH BENEFIT.

If you die during the accumulation phase, the person you have chosen as the beneficiary will receive a death benefit. The death benefit will be the greatest of three amounts: (1) the money you have put in the Contract less any money you have taken out including the related withdrawal charges; (2) the value of your Contract as of the date of due proof of death; and (3) the greatest value of your Contract calculated on every third Contract anniversary reduced by all subsequent withdrawals and withdrawal charges. The death benefit will be subject to tax.

10. OTHER INFORMATION.

Free Look. You may return your Contract for a refund within 10 days after you receive it. Some states allow a longer period of time during which a Contract may be returned for a refund. Simply deliver or mail the Contract to the Prudential Annuity Service Center or to the representative who sold it to you. We will return your money or Contract value in accordance with applicable law and the Contract will be canceled. Special rules apply for Contracts issued in connection with IRAs.

Dollar Cost Averaging. Dollar Cost Averaging allows you to have a regular amount of money automatically transferred from the fixed-rate option or one of the variable investment options into one or more variable investment options.

Auto-Rebalancing. Auto-rebalancing will help keep your investment in line with the investment mix you selected. We will maintain your allocation mix by adjusting your money between the selected variable investment options based on the percentage allocations that you choose. This will be done at specified intervals as elected by you.

Critical Care Access. Under certain circumstances, we will waive any administrative and withdrawal charges if you need to access your money while confined to a nursing home or hospital, or if you become terminally ill.

11. INQUIRIES.

         If you need more information, please contact us at:

         PRUCO LIFE INSURANCE COMPANY
           213 Washington Street
           Newark, New Jersey 07102-2992
           (800) 445-4571

         If you need Contract owner services (such as changes in Contract information, inquiries about Contract values, or to elect or modify Contract options) please contact us at:

         PRUDENTIAL ANNUITY SERVICE CENTER
           300 Columbus Circle
           Edison, New Jersey 08837
           1-888-PRU-2888 (toll free)

PROSPECTUS

MAY 1, 1997

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT
VARIABLE ANNUITY CONTRACTS

PRUCO LIFE MARKET-VALUE ADJUSTMENT ANNUITY CONTRACTS


DISCOVERY PREFERRED


This prospectus describes the DISCOVERY PREFERRED(SM) Annuity Contract*, an individual variable annuity contract offered by Pruco Life Insurance Company ("Pruco Life", "we" or "us"), a stock life insurance company that is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential").

The Contract is purchased by making an initial payment of $10,000 or more. Additional payments of $1,000 or more may also be made. Following the deduction for any applicable taxes, the purchase payments may be allocated as you direct in one or more of the following ways.

o They may be allocated to one or more of twelve subaccounts, each of which invests in a corresponding portfolio of The Prudential Series Fund, Inc. (the "Series Fund").

o They may be allocated to a fixed-rate option which guarantees a stipulated rate of interest for a one year period.

o They may be allocated to a market-value adjustment option which guarantees a stipulated rate of interest if held for a seven year period. The market-value adjustment option is not available to residents of Maryland, Oregon and Washington.

The value allocated to the subaccounts will vary daily with the investment performance of those accounts. If amounts allocated to a market-value adjustment option are withdrawn or transferred prior to the expiration of the interest rate period, the contract value will be subject to a Market-Value Adjustment, which could result in receipt of more or less than the original amount allocated to that option. On the annuity date, the amount credited under the Contract will be applied to effect a fixed-dollar annuity. Upon annuitization, your participation in the investment options ceases. Prior to that annuity date, you may withdraw in whole or in part the cash value of the Contract.

                                   ----------

This prospectus provides information a prospective investor should know before investing. Additional information about the Contract has been filed with the U.S. Securities and Exchange Commission in a Statement of Additional Information, dated May 1, 1997, which information is incorporated herein by reference, and is available without charge upon written request to Pruco Life Insurance Company, 213 Washington Street, Newark, New Jersey 07102-2992, or by telephoning (800) 445-4571.

The attached prospectus for the Series Fund and its statement of additional information describe the investment objectives and risks of investing in the portfolios. Additional portfolios and subaccounts may be offered in the future.

The Contents of the Statement of Additional Information appear on page 20 of this prospectus.

                                   ----------

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS ATTACHED TO A CURRENT PROSPECTUS FOR THE PRUDENTIAL SERIES FUND, INC.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUCO LIFE INSURANCE COMPANY            PRUDENTIAL ANNUITY SERVICE CENTER
213 Washington Street                   300 Columbus Circle
Newark, New Jersey 07102-2992           Edison, NJ 08837
Telephone: (800) 445-4571               Telephone: 1-(888) PRU-2888 (toll free)


*DISCOVERY PREFERRED is a service mark of Prudential.
DISCOP-1 Ed 5-97
Cat. No. 64M630L

                               PROSPECTUS CONTENTS

                                                                            PAGE
                                                                            ----

DEFINITIONS OF SPECIAL TERMS USED IN THIS PROSPECTUS .....................    1

FEE TABLE ................................................................    2

GENERAL INFORMATION ABOUT PRUCO LIFE, THE PRUCO LIFE FLEXIBLE
 PREMIUM VARIABLE ANNUITY ACCOUNT, AND THE INVESTMENT OPTIONS
 AVAILABLE UNDER THE CONTRACT ............................................    5
   PRUCO LIFE INSURANCE COMPANY ..........................................    5
   PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT ..................    5
   THE PRUDENTIAL SERIES FUND, INC .......................................    5
   THE INTEREST-RATE INVESTMENT OPTIONS AND INVESTMENTS BY PRUCO LIFE ....    6

DETAILED INFORMATION ABOUT THE CONTRACT ..................................    6
   REQUIREMENTS FOR ISSUANCE OF A CONTRACT ...............................    6
   SHORT-TERM CANCELLATION RIGHT OR  "FREE LOOK" .........................    7
   ALLOCATION OF PURCHASE PAYMENTS .......................................    7
   CASH VALUE ............................................................    7
   GUARANTEED INTEREST RATE PERIODS ......................................    7
   WHAT HAPPENS WHEN AN INTEREST CELL REACHES ITS MATURITY DATE? .........    7
   TRANSFERS .............................................................    8
   DOLLAR COST AVERAGING .................................................    8
   AUTO-REBALANCING ......................................................    8
   WITHDRAWALS ...........................................................    9
   AUTOMATED WITHDRAWALS .................................................    9
   MARKET-VALUE ADJUSTMENT ...............................................    9
   DEATH BENEFIT .........................................................   10
   VALUATION OF A CONTRACT OWNER'S CONTRACT FUND .........................   10

CHARGES, FEES AND DEDUCTIONS .............................................   10
   PREMIUM TAXES AND TAXES ATTRIBUTABLE TO PURCHASE PAYMENTS .............   10
   ADMINISTRATIVE CHARGE .................................................   11
   CHARGE FOR ASSUMING MORTALITY AND EXPENSE RISKS .......................   11
   EXPENSES INCURRED BY THE SERIES FUNDS .................................   11
   WITHDRAWAL CHARGE .....................................................   11
   TRANSACTION CHARGE ....................................................   12
   CRITICAL CARE ACCESS ..................................................   12

FEDERAL TAX STATUS .......................................................   12
   DIVERSIFICATION AND INVESTOR CONTROL ..................................   12
   TAXES PAYABLE BY CONTRACT OWNERS ......................................   12
   WITHHOLDING ...........................................................   13
   IMPACT OF FEDERAL INCOME TAXES ........................................   14

   CONTRACTS USED IN CONNECTION WITH TAX FAVORED PLANS ...................   14
   IRAS ..................................................................   14
   SEPS ..................................................................   15
   SIMPLE-IRAS ...........................................................   15
   TDAS ..................................................................   15
   MINIMUM DISTRIBUTION OPTION ...........................................   16
   TAXES ON PRUCO LIFE ...................................................   16

PAYOUT PROVISIONS ........................................................   16
   1. ANNUITY PAYMENTS FOR A FIXED PERIOD ................................   17
   2. LIFE ANNUITY WITH 120 PAYMENTS CERTAIN .............................   17
   3. INTEREST PAYMENT OPTION ............................................   17
   4. OTHER ANNUITY OPTIONS ..............................................   17
   LEGAL CONSIDERATIONS RELATING TO SEX-DISTINCT ANNUITY PURCHASE RATES ..   17

                                                                            PAGE
                                                                            ----
OTHER INFORMATION ........................................................   18
   REQUIRED DISTRIBUTIONS ON DEATH OF OWNER ..............................   18
   MISSTATEMENT OF AGE OR SEX ............................................   18
   SALE OF THE CONTRACT AND SALES COMMISSIONS ............................   18
   VOTING RIGHTS .........................................................   18
   SUBSTITUTION OF SERIES FUND SHARES ....................................   19
   OWNERSHIP OF THE CONTRACT .............................................   19
   PERFORMANCE INFORMATION ...............................................   19
   REPORTS TO CONTRACT OWNERS ............................................   19
   STATE REGULATION ......................................................   19
   EXPERTS ...............................................................   20
   LITIGATION ............................................................   20
   STATEMENT OF ADDITIONAL INFORMATION ...................................   20
   ADDITIONAL INFORMATION ................................................   20
   FINANCIAL STATEMENTS ..................................................   20

ACCUMULATION UNIT VALUE ..................................................   21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS ..............................................   23

DIRECTORS AND OFFICERS ...................................................   24

EXECUTIVE COMPENSATION ...................................................   26

FINANCIAL STATEMENTS OF THE PRUCO LIFE FLEXIBLE PREMIUM
  VARIABLE ANNUITY ACCOUNT ...............................................   A-1

CONSOLIDATED FINANCIAL STATEMENTS OF PRUCO LIFE INSURANCE COMPANY
  AND SUBSIDIARIES .......................................................   B-1

MARKET-VALUE ADJUSTMENT FORMULA ..........................................   C-1

                     DEFINITIONS OF SPECIAL TERMS USED IN THIS
                                   PROSPECTUS



ACCOUNT--See the Pruco Life Flexible      GUARANTEED INTEREST RATE--The
Premium Variable Annuity Account (the     effective annual interest rate
"Account"), below.                        credited during the interest rate
                                          period.
ANNUITANT--The person or persons,
designated by the Contract owner,         INTEREST CELL--A division of the
upon whose life or lives monthly          interest-rate investment options
annuity payments are based after an       which is established whenever you
annuity is effected.                      allocate or transfer money into an
                                          interest-rate investment option. The
ANNUITY CONTRACT--A contract designed     amount in the interest cell is
to provide an annuitant with an           credited with a guaranteed interest
income, which may be a lifetime           rate, declared in advance by Pruco
income, beginning on the annuity          Life and never less than 3%, if held
date.                                     for the duration of the cell's
                                          interest rate period.
ANNUITY DATE--The date, specified in
the Contract, when annuity payments       INTEREST-RATE INVESTMENT OPTIONS--The
begin.                                    fixed-rate option and the
                                          market-value adjustment option.
CASH VALUE--The surrender value of
the Contract, which equals the            INTEREST RATE PERIOD--The period for
Contract Fund plus or minus any           which the guaranteed interest rate is
Market-Value Adjustments less any         credited.
withdrawal charge and any
administrative charge due upon            MARKET-VALUE ADJUSTMENT--If amounts
surrender.                                are withdrawn or transferred from a
                                          market-value adjustment option before
CHARGE-FREE AMOUNT--The amount of         the end of the interest rate period,
your Contract Fund that is not            a Market-Value Adjustment will occur.
subject to a withdrawal charge.           A Market-Value Adjustment may result
                                          in an increase, decrease or no change
CONTRACT ANNIVERSARY--The same day        in the value of the money that was in
and month as the Contract date in         the interest cell. For the formula
each later year.                          used to calculate the adjustment, see
                                          MARKET-VALUE ADJUSTMENT FORMULA, on
CONTRACT DATE--The date Pruco Life        page C1.
received the initial purchase payment
and certain required documentation.

CONTRACT FUND--The total value            MARKET-VALUE ADJUSTMENT OPTION ("MVA
attributable to a specific Contract       OPTION")--An interest-rate investment
representing amounts invested in all      option subject to a Market-Value
the subaccounts and in the                Adjustment.
interest-rate investment options.
                                          THE PRUCO LIFE FLEXIBLE PREMIUM
CONTRACT OWNER--You. A person who         VARIABLE ANNUITY ACCOUNT (THE
purchases a DISCOVERY PREFERRED(SM)       "ACCOUNT")--A separate account of
Contract and makes the purchase           Pruco Life registered as a unit
payments. The Contract may be owned       investment trust under the Investment
by joint owners. An owner will            Company Act of 1940.
usually also be an annuitant, but
need not be. An owner has all rights      THE PRUDENTIAL SERIES FUND, INC. (THE
in the Contract before the annuity        "SERIES FUND")--A series mutual fund
date. Subject to certain limitations      with separate portfolios, one or more
and requirements described in this        of which may be chosen as an
prospectus, these rights include the      underlying investment for the
right to make withdrawals or              Contract.
surrender the Contract, to designate
and change the beneficiaries who will     SUBACCOUNT--A division of the
receive the proceeds at the death of      Account, the assets of which are
the annuitant before the annuity          invested in shares of the
date, to transfer funds among the         corresponding portfolio of the Series
investment options, and to designate      Fund.
a mode of settlement for the
annuitant on the annuity date.            VALUATION PERIOD--The period of time
                                          from one determination of the value
CONTRACT YEAR--A year that starts on      of the amount invested in a
the Contract date or on a Contract        subaccount to the next. Such
anniversary.                              determinations are made when the net
                                          asset values of the portfolios are
FIXED-RATE OPTION--An investment          calculated, which is generally at
option under which Pruco Life credits     4:15 p.m. New York City time on each
interest to the amount allocated at a     day during which the New York Stock
guaranteed interest rate periodically     Exchange is open.
declared in advance by Pruco Life but
not less than 3%.                         VARIABLE INVESTMENT OPTIONS--The
                                          subaccounts.

                                    FEE TABLE

CONTRACT OWNER TRANSACTION EXPENSES
Sales Charge Imposed on Purchase Payments ..............................    None

Maximum Withdrawal Charge:

-------------------------------------------------------------------------------
                                       |   THE WITHDRAWAL CHARGE WILL BE EQUAL
FOR WITHDRAWALS DURING THE CONTRACT    |   TO THE FOLLOWING PERCENTAGE OF THE
         YEAR INDICATED                |            AMOUNT WITHDRAWN*
---------------------------------------|---------------------------------------
First Contract Year                    |                   7%
Second Contract Year                   |                   6%
Third Contract Year                    |                   5%
Fourth Contract Year                   |                   4%
Fifth Contract Year                    |                   3%
Sixth Contract Year                    |                   2%
Seventh Contract Year                  |                   1%
Eighth and Subsequent Contract Years   |                No Charge
-------------------------------------------------------------------------------

* The withdrawal charge is not imposed on any charge-free withdrawal amounts, withdrawals made under Critical Care Access, see page 12, or any amount used to provide income under the Life Annuity with 120 Payments Certain Option. There will be a reduction in such withdrawal charge in the case of contracts issued to Contract owners issue age 84 and older.

Annual Contract Fee and Fee upon Full Withdrawal ......................   None**

** We reserve the right to impose such a charge in the future, but not more than $25. If made, it will be apportioned over all the accounts making up the Contract Fund as of the effective date of that deduction. Amounts apportioned to the two interest-rate investment options will reduce the interest cells on a FIFO (first in/first out) basis determined by the age of the cell. The charge will not be made upon withdrawals under Critical Care Access or if the Contract Fund is $50,000 or more.

TRANSFER CHARGE

Imposed only for transfers in excess of twelve transfers in a
  Contract year
    (excluding transfers in connection with Dollar Cost Averging
    and Auto-Rebalancing) ................................................   $25

SEPARATE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE CONTRACT FUND)

     ALL SUBACCOUNTS
     ---------------
     Mortality and Expense Risk Charge ....................   1.25%
     Administrative Fee ...................................   0.15%
                                                              -----
     Total Separate Account Annual Expenses ...............   1.40%
                                                              =====

THE PRUDENTIAL SERIES FUND, INC. ANNUAL EXPENSES
(AS A PERCENTAGE OF PORTFOLIO AVERAGE NET ASSETS)

                                                                                          HIGH
                                        MONEY   DIVERSIFIED   CONSERVATIVE   FLEXIBLE     YIELD     STOCK
                                        MARKET     BOND         BALANCED      MANAGED      BOND     INDEX
                                        -----------------------------------------------------------------
Investment Management Fee ...........   .40%       .40%           .55%         .60%        .55%      .35%
Other Expenses ......................   .04%       .05%           .04%         .04%        .08%      .05%
                                        ---        ---            ---          ---         ---       ---
Total Series Fund Annual Expenses ...   .44%       .45%           .59%         .64%        .63%      .40%
                                        ===        ===            ===          ===         ===       ===

                                                                               SMALL
                                        EQUITY                 PRUDENTIAL  CAPITALIZATION            NATURAL
                                        INCOME    EQUITY        JENNISON       STOCK       GLOBAL   RESOURCES
                                        ---------------------------------------------------------------------
Investment Management Fee ...........   .40%       .45%           .60%         .40%        .75%      .45%
Other Expenses ......................   .05%       .05%           .06%         .16%        .17%      .07%
                                        ---        ---            ---          ---         ---       ---
Total Series Fund Annual Expenses ...   .45%       .50%           .66%         .56%        .92%      .52%
                                        ===        ===            ===          ===         ===       ===

The purpose of the foregoing tables is to assist Contract owners in understanding the expenses of the Pruco Life Flexible Premium Variable Annuity Account and The Prudential Series Fund, Inc. that they bear, directly or indirectly. See the sections on charges in this prospectus and the attached prospectus for the Series Fund. The above tables do not include any taxes attributable to purchase payments nor any premium taxes. Currently, there is no deduction for such taxes at the time purchase payments are made, but in some states, a deduction is made when an annuity is effected.

Except for the Global Portfolio, Prudential reimburses a portfolio when its ordinary operating expenses, excluding taxes, interest, and brokerage commissions exceed 0.75% of the portfolio's average daily net assets. The amounts listed for the portfolios under "Other Expenses" are based on amounts incurred in the last fiscal year.



EXAMPLES OF FEES AND EXPENSES

The following examples illustrate the cumulative dollar amount of all the above expenses that would be incurred on each $1,000 of your investment.

o    The examples assume a consistent 5% annual return on invested assets;

o The examples do not take into consideration any taxes attributable to purchase payments nor any premium taxes which may be payable at the time of annuitization or at the time of purchase payments;

For a term less than 10 years, the expenses shown in Table I describe applicable charges for the withdrawal of your entire Contract Fund or if you use your Contract Fund to effect an annuity assuming, in each case, that your Contract Fund is invested entirely in the designated portfolio. THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES; ACTUAL EXPENSES INCURRED IN ANY GIVEN YEAR MAY BE MORE OR LESS THAN THOSE SHOWN IN THE EXAMPLES.

TABLE I
-------

If you withdraw your entire Contract Fund just prior to the end of the applicable time period or if you use your Contract Fund to effect an annuity at the end of the applicable time period, you would pay the following cumulative expenses on each $1,000 invested. (Note: The 1, 3 and 5 Year columns reflect the imposition of the withdrawal charge; however, if you choose certain annuity options after the first year this charge will not be made. Where this is the case, the expenses shown in Table II below would be applicable. See WITHDRAWAL CHARGE, on page 11.)


                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                           ------   -------   -------   --------
MONEY MARKET PORTFOLIO .................    $ 81      $ 92      $113      $212
DIVERSIFIED BOND PORTFOLIO .............    $ 82      $ 92      $114      $214
CONSERVATIVE BALANCED PORTFOLIO ........    $ 83      $ 97      $121      $228
FLEXIBLE MANAGED PORTFOLIO .............    $ 83      $ 98      $123      $233
HIGH YIELD BOND PORTFOLIO ..............    $ 83      $ 98      $123      $232
STOCK INDEX PORTFOLIO ..................    $ 81      $ 91      $111      $208
EQUITY INCOME PORTFOLIO ................    $ 82      $ 92      $114      $214
EQUITY PORTFOLIO .......................    $ 82      $ 94      $116      $219
PRUDENTIAL JENNISON PORTFOLIO ..........    $ 84      $ 99      $124      $236
SMALL CAPITALIZATION STOCK PORTFOLIO ...    $ 83      $ 96      $119      $225
GLOBAL PORTFOLIO .......................    $ 86      $106      $137      $262
NATURAL RESOURCES PORTFOLIO ............    $ 82      $ 94      $117      $221


TABLE II
--------

If you do not withdraw any portion of your Contract Fund as of the end of the applicable time period, you would pay the following cumulative expenses on each $1,000 invested.

                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                           ------   -------   -------   --------
MONEY MARKET PORTFOLIO .................    $ 18      $ 57      $ 98      $212
DIVERSIFIED BOND PORTFOLIO .............    $ 19      $ 57      $ 99      $214
CONSERVATIVE BALANCED PORTFOLIO ........    $ 20      $ 62      $106      $228
FLEXIBLE MANAGED PORTFOLIO .............    $ 20      $ 63      $108      $233
HIGH YIELD BOND PORTFOLIO ..............    $ 20      $ 63      $108      $232
STOCK INDEX PORTFOLIO ..................    $ 18      $ 56      $ 96      $208
EQUITY INCOME PORTFOLIO ................    $ 19      $ 57      $ 99      $214
EQUITY PORTFOLIO .......................    $ 19      $ 59      $101      $219
PRUDENTIAL JENNISON PORTFOLIO ..........    $ 21      $ 64      $109      $236
SMALL CAPITALIZATION STOCK PORTFOLIO ...    $ 20      $ 61      $104      $225
GLOBAL PORTFOLIO .......................    $ 23      $ 71      $122      $262
NATURAL RESOURCES PORTFOLIO ............    $ 19      $ 59      $102      $221


Notice that in both of the above tables, the level of cumulative charges is identical for the 10 year column. This is because at that point there are no withdrawal charges taken by Pruco Life upon surrender or annuitization.

The required table of accumulation unit values, which sets out certain historical information about the value of interests in each subaccount, appears in the Appendix to this prospectus on page 21.

                      GENERAL INFORMATION ABOUT PRUCO LIFE,
                         THE PRUCO LIFE FLEXIBLE PREMIUM
                        VARIABLE ANNUITY ACCOUNT, AND THE
                     INVESTMENT OPTIONS AVAILABLE UNDER THE
                                    CONTRACT

PRUCO LIFE INSURANCE COMPANY


Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York. Pruco Life is a wholly-owned subsidiary of Prudential, a mutual insurance company founded in 1875 under the laws of the State of New Jersey. As of December 31, 1996, Prudential has invested over $442 million in Pruco Life in connection with Pruco Life's organization and operation. Prudential intends from time to time to make additional capital contributions to Pruco Life as needed to enable it to meet its reserve requirements and expenses in connection with its business. Prudential is under no obligation to make such contributions and its assets do not back the benefits payable under the Contract. Pruco Life's consolidated financial statements appear on page B1 and should be considered only as bearing upon Pruco Life's ability to meet its obligations under the Contracts.


PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

The Pruco Life Flexible Premium Variable Annuity Account (the "Account") was established on June 16, 1995 under Arizona law as a separate investment account. The Account meets the definition of a "separate account" under federal securities laws. Pruco Life is the legal owner of the assets in the Account and is obligated to provide all benefits under the Contracts. Pruco Life will at all times maintain assets in the Account with a total market value at least equal to the reserve and other liabilities relating to the variable benefits attributable to the Account. These assets are segregated from all of Pruco Life's other assets and may not be charged with liabilities which arise from any other business Pruco Life conducts. In addition to these assets, the Account's assets may include funds contributed by Pruco Life to commence operation of the Account and may include accumulations of the charges Pruco Life makes against the Account. From time to time these additional assets will be transferred to Pruco Life's general account. Before making any such transfer, Pruco Life will consider any possible adverse impact the transfer might have on the Account.


The Account is registered with the U.S. Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the management or investment policies or practices of the Account. For state law purposes, the Account is treated as a part or division of Pruco Life. There are currently twelve subaccounts within the Account, each of which invests in corresponding portfolios of the Series Fund. Additional subaccounts may be added in the future. The Account's financial statements begin on page A1.


THE PRUDENTIAL SERIES FUND, INC.

The Prudential Series Fund, Inc. is registered under the 1940 Act as an open-end diversified management investment company. Its shares are currently sold only to separate accounts of Prudential and certain other subsidiary insurers that offer variable life insurance and variable annuity contracts. The Account will purchase and redeem shares from the Series Fund at net asset value. Shares will be redeemed to the extent necessary for Pruco Life to provide benefits under the Contract and to transfer assets from one subaccount to another, as requested by Contract owners. Any dividend or capital gain distribution received from a portfolio of the Series Fund will be reinvested immediately at net asset value in shares of that portfolio and retained as assets of the corresponding subaccount.

Prudential is the investment advisor for the assets of each of the portfolios of the Series Fund. Prudential's principal business address is Prudential Plaza, Newark, New Jersey 07102-3777. Prudential has a Service Agreement with its wholly-owned subsidiary The Prudential Investment Corporation ("PIC"), which provides that, subject to Prudential's supervision, PIC will furnish investment advisory services in connection with the management of the Series Fund. In addition, Prudential has entered into a Subadvisory Agreement with its wholly-owned subsidiary Jennison Associates Capital Corp. ("Jennison"), under which Jennison furnishes investment advisory services in connection with the management of the Prudential Jennison Portfolio. Further detail is provided in the prospectus and statement of additional information for the Series Fund. Prudential, PIC and Jennison are registered as investment advisors under the Investment Advisers Act of 1940.

As an investment advisor, Prudential charges the Series Fund a daily investment management fee as compensation for its services. The following table shows the investment management fee charged for each portfolio of the Series Fund available for investment by Contract owners.

--------------------------------------------------------------------------------
                                                |       ANNUAL INVESTMENT
                                                |       MANAGEMENT FEE AS
                  PORTFOLIO                     |    A PERCENTAGE OF AVERAGE
                                                |       DAILY NET ASSETS
------------------------------------------------|-------------------------------
      MONEY MARKET PORTFOLIO                    |             0.40%
      DIVERSIFIED BOND PORTFOLIO                |             0.40%
      CONSERVATIVE BALANCED PORTFOLIO           |             0.55%
      FLEXIBLE MANAGED PORTFOLIO                |             0.60%
      HIGH YIELD BOND PORTFOLIO                 |             0.55%
      STOCK INDEX PORTFOLIO                     |             0.35%
      EQUITY INCOME PORTFOLIO                   |             0.40%
      EQUITY PORTFOLIO                          |             0.45%
      PRUDENTIAL JENNISON PORTFOLIO             |             0.60%
      SMALL CAPITALIZATION STOCK PORTFOLIO      |             0.40%
      GLOBAL PORTFOLIO                          |             0.75%
      NATURAL RESOURCES PORTFOLIO               |             0.45%
--------------------------------------------------------------------------------

It is conceivable that in the future it may become disadvantageous for both variable life insurance and variable annuity contract separate accounts to invest in the same underlying mutual fund. Although neither the companies which invest in the Series Fund, nor the Series Fund currently foresees any such disadvantage, the Series Fund's Board of Directors intends to monitor events in order to identify any material conflict between variable life insurance and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. Material conflicts could result from such things as:
(1) changes in state insurance law; (2) changes in federal income tax law; (3) changes in the investment management of any portfolio of the Series Fund; or (4) differences between voting instructions given by variable life insurance and variable annuity contract owners.

A FULL DESCRIPTION OF THE SERIES FUND, ITS INVESTMENT OBJECTIVES, MANAGEMENT, POLICIES, AND RESTRICTIONS, ITS EXPENSES, THE RISKS ATTENDANT TO INVESTMENT THEREIN--INCLUDING ANY RISKS ASSOCIATED WITH INVESTMENT IN THE HIGH YIELD BOND PORTFOLIO, AND ALL OTHER ASPECTS OF ITS OPERATION IS CONTAINED IN THE ATTACHED PROSPECTUS FOR THE SERIES FUND AND IN ITS STATEMENT OF ADDITIONAL INFORMATION, WHICH SHOULD BE READ IN CONJUNCTION WITH THIS PROSPECTUS. THERE IS NO ASSURANCE THAT THE INVESTMENT OBJECTIVES WILL BE MET.

THE INTEREST-RATE INVESTMENT OPTIONS AND INVESTMENTS BY PRUCO LIFE

Purchase payments invested in the interest-rate investment options do not result in participation in the investment gains or losses of any designated portfolio of investments as is the case for payments invested in the variable investment options. The amounts invested in the interest-rate investment options are credited with interest at rates guaranteed by Pruco Life. All of Pruco Life's assets stand behind those guarantees.

Assets of Pruco Life must be invested in accordance with requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.


                     DETAILED INFORMATION ABOUT THE CONTRACT

REQUIREMENTS FOR ISSUANCE OF A CONTRACT


The minimum initial purchase payment is $10,000. Any purchase payments in excess of $2 million require prior approval of Pruco Life. The Contract may generally be issued on proposed annuitants below the age of 86. Contracts purchased in connection with Individual Retirement Annuity plans (IRAs) will generally be issued to annuitants below the age of 70. However, IRA Contracts may be issued up to age 80 provided that the Minimum

Distribution Option or other appropriate IRS election is made. Before issuing any Contract, we require submission of certain information. Following our review of the information and approval of issuance, a Contract will be issued that sets forth precisely your rights and Pruco Life's obligations. You may thereafter make additional payments of $1,000 or more, but there is no obligation to do so.


The Contract date will be the date the initial purchase payment and required information in good order are received at the Prudential Annuity Service Center. The initial purchase payment is credited to the Contract Fund as of the Contract date. If the initial purchase payment that you submit is not accompanied by all the information we need to issue the Contract, we will contact you to get the needed information. If we cannot obtain all the needed information within five business days after receipt, we will either return your initial purchase payment or get your consent to retaining it until we have received all the necessary information. If the current underwriting requirements are not met and the issuance of the Contract is not approved, the purchase payment will promptly be returned. Pruco Life reserves the right to change these requirements on a non-discriminatory basis.

SHORT-TERM CANCELLATION RIGHT OR "FREE LOOK"

You can cancel the Contract within 10 days after receiving it (or whatever greater period is required in your state). A refund may be requested by mailing or delivering the Contract to the representative who sold it or to the Prudential Annuity Service Center. You will receive whatever your Contract is worth as of the day we receive your request, plus or minus the market-value adjustment with respect to any values in the MVA option. This may be more or less than your original payments. Some states require that we return your payments, less any previous withdrawals. If this Contract was purchased as an IRA, and you exercise this cancellation right, the purchase payments or the total value of the Contract Fund (whichever is greater) will be refunded to you.

ALLOCATION OF PURCHASE PAYMENTS

You determine how the initial purchase payment will be allocated among the subaccounts and interest-rate investment options by specifying the desired allocation on the application form for the Contract. You may choose to allocate nothing to a particular subaccount or interest-rate option. Unless you tell us otherwise, subsequent purchase payments will be allocated in the same proportions as the most recent purchase payment made (unless that was a purchase payment you directed us to allocate on a one time-only basis). Subsequent purchase payments are credited to the Contract Fund as of the end of the valuation period in which a proper request is received at the Prudential Annuity Service Center. You may change the way in which subsequent purchase payments are allocated by providing Pruco Life with proper written instruction or by telephoning the Prudential Annuity Service Center once you have provided the appropriate identification. See TRANSFERS, page 8.

CASH VALUE

The cash value of the Contract is the amount you will receive if you withdraw all of your Contract Fund. It is equal to the value of the Contract Fund plus or minus any applicable Market-Value Adjustment of all amounts in MVA option interest cells and minus any applicable administrative or withdrawal charge. A withdrawal will generally have federal income tax consequences, which could include tax penalties. You should consult with a tax adviser before making a withdrawal. See WITHDRAWALS, on page 9 and FEDERAL TAX STATUS, on page 12.


GUARANTEED INTEREST RATE PERIODS

Pruco Life determines the effective guaranteed annual interest rate ("guaranteed interest rate") that is available at any given time for the one year fixed-rate option and for the MVA option. This is the rate that the portion of the Contract Fund allocated to that option will earn throughout each interest rate period. The rates change frequently and you may learn what rate[s] are available from your Pruco Life representative. When you select an interest-rate investment option, your payment will be allocated to an interest rate cell and the interest rate will then not change until the cell's maturity date. Interest will be added to the amount in the cell daily at a rate that will provide the guaranteed effective yield over the period of one year.

Although the guaranteed interest rates offered may change, the minimum guaranteed interest rate will never be less than an effective annual rate of 3%.

WHAT HAPPENS WHEN AN INTEREST CELL REACHES ITS MATURITY DATE?

On each maturity date, we will offer an election to transfer the amount maturing into either of the available interest-rate investment options or the subaccounts. A Market-Value Adjustment will not be made if this is done within the first 30 days after an interest cell within the MVA option matures. Any amount that you transfer into the same interest-rate investment option during the 30-day period will receive the appropriate rate for that option, effective as of the maturity date. Amounts that you withdraw or transfer into a variable investment option or into a different interest-rate investment option during the 30-day period will receive interest for the period between the maturity date and the date of withdrawal or transfer at the declared renewal rate for the matured cell (i.e. as if you had taken no action within the 30-day period) and will be effective on the date Pruco Life receives your request. If you do not make an election to transfer within the 30-day period following the maturity date, the amount maturing will ordinarily be transferred into a new interest cell of the same duration as the maturing cell at the prevailing interest rate. The transfer date will be the maturity date.

TRANSFERS


You may transfer out of an investment option into any combination of other investment options available under the Contract. The transfer request may be in dollars, such as a request to transfer $1,000 from one subaccount to another, or may be in terms of a percentage reallocation among subaccounts. You may make transfers by proper written notice to the Prudential Annuity Service Center, or by telephone, provided you are enrolled to use the Telephone Transfer System.

You will automatically be enrolled to use the Telephone Transfer System unless you elect not to have this privilege. Pruco Life has adopted procedures designed to ensure that requests by telephone are genuine. We will not be held liable for following telephone instructions that we reasonably believe to be genuine. We cannot guarantee that you will be able to get through to complete a telephone transfer during peak periods such as periods of drastic economic or market change.

Transfers will take effect as of the end of the valuation period in which a proper transfer request is received at the Prudential Annuity Service Center. Transfers out of an interest cell in the fixed-rate option are permitted only during the 30-day period following its maturity date. Amounts transferred from a Market-Value Adjustment Option interest cell may be subject to a Market-Value Adjustment if the transfer is not made in the 30-day period following the maturity date of the interest cell.

The Contract was not designed for professional market timing organizations or other organizations or individuals using programed, large or frequent transfers. A pattern of exchanges that coincides with a "market timing" strategy may be disruptive to the Funds and will be discouraged. If such a pattern were to be found, we may be required to modify the transfer procedures, including but not limited to, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Owner.

You may make up to 12 transfers a year without charge. Thereafter, Pruco Life will assess a charge of $25 for each subsequent transfer during that Contract year. See TRANSACTION CHARGE, page 12. Dollar Cost Averaging and
Auto-Rebalancing are free transfers and do not count towards the 12 transfers per year that can be made without charge.

DOLLAR COST AVERAGING

Additionally, an administrative feature called Dollar Cost Averaging ("DCA") is available to Contract owners. This feature allows you to transfer amounts out of the fixed-rate option or one of the variable investment options (designated as the "DCA account") and into one or more other variable investment options. Transfers may be in specific dollar amounts or percentages of the amount in the DCA account at the time of the transfer. If the DCA account balance drops below $250, the entire remaining balance of the account will be transferred on the next transfer date. You may ask that transfers be made monthly, quarterly, semi-annually or annually. You can add to the DCA account at any time. Initial transfers must be at least 3% of the DCA account. These amounts are subject to change at Pruco Life's discretion. Any transfers made pursuant to DCA are not counted in determining the number of transfers subject to the transfer charge.

Each automatic transfer will take effect as of the end of the valuation period in monthly, quarterly, semi-annual or annual intervals as designated by you based on the date the Dollar Cost Averaging account was established provided the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a transfer date, the transfer will take effect as of the end of the valuation period which immediately follows that date. Automatic transfers will continue until the amount in the DCA account has been transferred, or until you notify us of a change in allocation or cancellation of the feature.


AUTO-REBALANCING

This Contract offers another investment technique that you may find attractive. The Auto-Rebalancing feature allows you to automatically rebalance subaccount assets at specified intervals based on percentage allocations that you choose. For example, suppose your initial investment allocation of variable investment options A and B is split 40% and 60%, respectively. Then, due to investment results, that split changes. You may instruct that those assets be rebalanced to your original or different allocation percentages. Auto-Rebalancing can be performed on a one-time basis or periodically, as you choose. You may select that rebalancing occur on a monthly, quarterly, semi-annual or annual basis based on your Contract year. Rebalancing will take effect as of the end of the valuation period in the intervals you specify and will continue at those intervals until you notify us otherwise. If the New York Stock Exchange is not open on the rebalancing date, the transfer will take effect as of the end of the valuation period which immediately follows that date. Any transfers made pursuant to Auto-Rebalancing are not counted in determining the number of transfers subject to the transfer charge. The interest-rate investment options cannot participate in this administrative feature. In addition, you may not include the DCA account as one of the subaccounts to be rebalanced.

WITHDRAWALS

You may at any time before the annuity date make a withdrawal from the Contract Fund of all or part of the cash value of the Contract. However, Pruco Life's consent will be required for a partial withdrawal if the amount requested is less than $500. For federal income tax purposes, withdrawals from Contracts other than individual retirement annuities are considered to have been made first from investment income. See TAXES PAYABLE BY CONTRACT OWNERS, page 12.

You may specify from which investment options you would like the withdrawal processed. The withdrawal amount may be specified as a dollar amount or as a percentage of the Contract Fund. If you do not specify from where you would like the withdrawal processed, a partial withdrawal will be withdrawn proportionally from all investment options. Within the interest-rate investment options, we will take the withdrawal first from the oldest eligible interest cell or cells. A Market-Value Adjustment may apply. See MARKET-VALUE ADJUSTMENT, page 9.

Only amounts withdrawn from purchase payments are subject to a withdrawal charge. For purposes of determining withdrawal charges, withdrawals are considered as having been made first from purchase payments. See WITHDRAWAL CHARGE, page 11. The withdrawal will be effected as of the end of the valuation period in which a proper withdrawal request is received at the Prudential Annuity Service Center.

Pruco Life will generally pay the amount of any withdrawal, less any required tax withholding, within 7 days after we receive a properly completed withdrawal request. We will adjust the Contract Fund to reflect any applicable sales and/or administrative charge and Market-Value Adjustment. We may delay payment of any withdrawal allocable to the subaccount[s] for a longer period if the disposal or valuation of the Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC or the SEC declares that an emergency exists. With respect to the amount of any withdrawal allocable to the interest-rate investment options, we expect to pay the withdrawal promptly upon request.

AUTOMATED WITHDRAWALS

Pruco Life also offers an Automated Withdrawal feature which enables you to receive periodic withdrawals either monthly, quarterly, semi-annually or annually. Withdrawals may be made from a designated investment option or proportionally from all investment options. Withdrawals may be expressed as a specified dollar amount or as a percentage of the Contract Fund. Market-value adjustments may apply, and withdrawal charges may apply if the withdrawals in any Contract year exceed the charge-free amount. The minimum automated withdrawal amount is $250.00. An automated withdrawal will generally have federal income tax consequences, which could include tax penalties. See TAXES PAYABLE BY CONTRACT OWNERS, page 12.


MARKET-VALUE ADJUSTMENT

An amount transferred or withdrawn from an MVA option before its maturity date will be subject to a Market-Value Adjustment.

The amount of the Market-Value Adjustment depends upon the difference between the guaranteed interest rate for the interest cell from which the withdrawal or transfer is being made and the interest rate being declared on the date of the withdrawal or transfer by Pruco Life for interest rate periods approximately equal to one year longer than the time remaining until the maturity date of the interest cell. Pruco Life may not always offer MVA options at all durations. Rates for intermediate durations not currently offered will be declared as often as rates for durations which are offered. Such declared rates will be determined in a manner consistent with the offered rates, but reflecting the different investment horizon of the intermediate duration. If you specify your withdrawal or transfer as a dollar amount, the Market-Value Adjustment may increase or decrease the amount remaining in the MVA option. If you request the withdrawal or transfer as a percentage of the Contract Fund, the Market-Value Adjustment may increase or decrease the amount being withdrawn or transferred. If the current declared rate is higher than the guaranteed rate, there will be a decrease. If the current declared rate is lower than the guaranteed rate, there will be an increase. The adjustment--whether up or down--will never be greater than 40% of each amount subject to the adjustment. For a more precise description of how the Market-Value Adjustment is determined, and an example of how it affects the amount remaining after a partial withdrawal, see MARKET-VALUE ADJUSTMENT FORMULA on page C-1. With respect to residents of Pennsylvania only, see page C-4. The Market-Value Adjustment Option is not available to residents of Maryland, Oregon and Washington.

DEATH BENEFIT

If the last surviving or sole annuitant dies prior to the annuity date, Pruco Life will, upon receipt of all of the information necessary to make the payment (including due proof of death and election of a payment option), pay a death benefit to the beneficiary designated by the Contract owner. The death benefit will equal the greatest of: (1) the Contract Fund as of the date of due proof of death; (2) the sum of all invested purchase payments made less total withdrawals made (including withdrawal charges); and (3) the greatest of the Contract Fund values calculated on every third Contract anniversary reduced by all subsequent withdrawals and withdrawal charges. If the Contract owner dies, and is not the last surviving or sole annuitant, this death benefit is not applicable. For a discussion of the required distribution rules, See TAXES PAYABLE BY CONTRACT OWNERS, page 12.




The beneficiary may receive this amount in one sum or under a payout option. Unless the beneficiary has been irrevocably designated, you may change the beneficiary at any time. If the annuitant dies after he or she has begun to receive annuity payments, the death benefit, if any, will be determined by the type(s) of payout provisions then in effect.

If the annuitant was the sole owner of the Contract, the annuitant's spouse was the sole beneficiary, and the spouse had an unrestricted right to receive the death benefit in one sum, then the spouse has the right to continue the Contract as annuitant and owner.

VALUATION OF A CONTRACT OWNER'S CONTRACT FUND

The value of your Contract Fund is the sum of your interests in the variable investment options and in the interest-rate investment options. The portion of the Contract Fund allocated to the Account is the sum of the interests in each subaccount. The values are measured in Units, for example, Money Market Units, Diversified Bond Units or Flexible Managed Units. Every purchase payment made by an owner is converted into Units of the subaccount or subaccounts selected by dividing the amount of the purchase payment by the Unit Value for the subaccount to which that amount has been allocated. The value of these Units changes each valuation period to reflect the investment results, expenses, and charges of the subaccount and the corresponding Series Fund portfolio. Further detail about Units is contained in the Statement of Additional Information.

There is, of course, no guarantee that your Contract Fund will increase or that it will not fall below the amount of your total purchase payments. However, Pruco Life guarantees a minimum interest rate of 3% a year on that portion of the Contract Fund allocated to the interest-rate investment options. Excess interest on payments allocated to the interest-rate investment options may be credited in addition to the guaranteed interest rate. A Market-Value Adjustment may apply to amounts held in the MVA option, which could reduce effective annual yields below the guaranteed interest rate levels.


                          CHARGES, FEES AND DEDUCTIONS

PREMIUM TAXES AND TAXES ATTRIBUTABLE TO PURCHASE PAYMENTS


A charge may be deducted for premium taxes and any taxes attributable to purchase payments. For these purposes, "premium taxes and taxes attributable to purchase payments" shall include any state or local premium taxes and any federal premium taxes and any federal, state or local income, excise, business or any other type of tax (or component thereof) measured by or based upon the amount of premium received by Pruco Life. If Pruco Life pays a state or local tax at the time purchase payments are made, the deduction will be made at the time based on the applicable rate. Currently, no such deduction is made from purchase payments in any state. In some states, however, Pruco Life pays a premium tax when an annuity is effected. In those states, the tax will be deducted at that time. The tax rates currently in effect in those states that impose a tax range from 0% to 5%. Pruco Life also reserves the right to deduct from each purchase payment a charge for taxes measured by premiums. Currently, no such charge is being made in any state.



ADMINISTRATIVE CHARGE

There is an administrative charge to reimburse Pruco Life for the expenses incurred in administering the Contracts. This includes such things as issuing the Contract, establishing and maintaining records, and providing reports to Contract owners. This charge is deducted daily from the assets in each of the variable subaccounts and is equivalent to an effective annual rate of 0.15% (.00041065% daily). Although we do not do so now, we reserve the right to impose an additional charge of up to $25 annually and upon surrender on Contracts with less than $50,000 in the Contract Fund. This $25 charge would be apportioned over all investment options making up the Contract Fund as of the effective date of that deduction.

CHARGE FOR ASSUMING MORTALITY AND EXPENSE RISKS

A deduction is made daily from the assets of each of the variable investment options to reimburse Pruco Life for assuming the risk that our estimates of longevity and of the expenses we expect to incur over the lengthy periods that the Contract may be in effect will turn out to be incorrect. The charge is made daily at an annual rate of 1.25% (.00340349% daily) of the assets held in the subaccounts. This charge is not assessed against amounts allocated to the interest-rate investment options.

EXPENSES INCURRED BY THE SERIES FUND

The charges and expenses of the Series Fund are indirectly borne by the Contract owners. Investment management fees for the available Series Fund portfolios are briefly described under THE PRUDENTIAL SERIES FUND, INC. on page 5. Further detail about management fees and other underlying fund expenses are provided in the fee table and in the attached prospectus for the Series Fund and its statement of additional information.

WITHDRAWAL CHARGE

A withdrawal charge may be made upon full or partial withdrawals. The charge compensates Pruco Life for paying all of the expenses of selling and distributing the Contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature, and other promotional activities. No withdrawal charge is imposed whenever earnings are withdrawn.

Withdrawals are deemed to be made first from purchase payments and then from earnings. A portion of the purchase payments to be withdrawn in any Contract year may be withdrawn without the imposition of any charge. That amount is referred to as the "charge-free amount". It is equal to 10% of the total of all purchase payments plus any charge-free amount still available from the immediately preceding Contract year, calculated as of the Contract anniversary. Subsequent purchase payments made during a Contract year increase the charge-free amount by 10% of the payment amount. An example of how the charge-free amount and the withdrawal charge are determined is given on page C-1 as part of the example of how the Market-Value Adjustment works. With respect to residents of Pennsylvania only see page C-4.

If your withdrawal of purchase payments exceeds the charge-free amount and it is made within the first seven Contract years, a percentage charge will be applied. The withdrawal charge is based on Contract date and not deposit date. The following table sets forth the rates that apply:




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                                        |    THE WITHDRAWAL CHARGE WILL BE EQUAL
FOR WITHDRAWALS DURING THE CONTRACT     |    TO THE FOLLOWING PERCENTAGE OF THE
         YEAR INDICATED                 |             AMOUNT WITHDRAWN*
----------------------------------------|---------------------------------------
First Contract Year                     |                    7%
Second Contract Year                    |                    6%
Third Contact Year                      |                    5%
Fourth Contract Year                    |                    4%
Fifth Contract Year                     |                    3%
Sixth Contract Year                     |                    2%
Seventh Contract Year                   |                    1%
Eighth and Subsequent Contract Years    |                 No Charge
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* SUBJECT TO CHARGE-FREE AMOUNT DESCRIBED ABOVE.
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No withdrawal charge is made upon a withdrawal used to effect an annuity under the Life Annuity with 120 Payments Certain option. See PAYOUT PROVISIONS, page
16. Pruco Life may reduce or eliminate the amountof the withdrawal charge when the Contract is sold under circumstances which reduce its sales expenses. Some examples are: if there is a large group of individuals that will be purchasing the Contract or a prospective purchaser already has a relationship with Pruco Life or its affiliates.

Contracts issued to annuitants aged 84 or older are subject to a reduced withdrawal charge. The withdrawal charge will never be greater than permitted by applicable law or regulation.

TRANSACTION CHARGE

There is a charge of $25 for each transfer you make after the first 12 (excluding DCA and auto-rebalancing transfers) in a Contract year. The charge is taken pro-rata from the investment options from which the transfer is made. Any affected MVA option cells will not undergo a Market-Value Adjustment as a result of this processing.

CRITICAL CARE ACCESS

All or part of any withdrawal and annual administrative charges associated with a full or partial withdrawal,or any withdrawal charge due on the annuity date, will be waived following the receipt of due proof that the annuitant or (if applicable) co-annuitant has been confined to an eligible nursing home or hospital for a period of at least 3 months or a physician has certified that the annuitant or co-annuitant is terminally ill (i.e., has 6 months or less to live).

                               FEDERAL TAX STATUS

The following discussion is based on current law and interpretations which may change. The discussion is general in nature. It is not intended as tax advice. Nor does it consider any applicable state or other tax laws. A qualified tax adviser should be consulted for complete information and advice. The following rules do not generally apply to annuity contracts held by or for non-natural persons (e.g. corporations) or to contracts held under tax-favored retirement plans (other than an IRA rollover). Where a Contract is held by a non-natural person, unless the Contract owner is a nominee or agent for a natural person (or in other limited circumstances), the Contract will generally not be treated as an annuity for tax purposes, and increases in the value of the Contract will be subject to current tax.



DIVERSIFICATION

Section 817(h) of the Internal Revenue Code (the "Code") provides that the underlying investments for a variable annuity must satisfy certain diversification requirements. For further detail on diversification requirements, see DIVIDENDS, DISTRIBUTIONS, AND TAXES in the attached prospectus for the Series Fund. Pruco Life believes the underlying variable investment options for the Contract meet these diversification requirements. IRS regulations issued to date, however, do not provide guidance concerning the extent to which Contract owners may direct their investments to particular divisions of a separate account. Such guidance will be included in regulations or revenue rulings under Section 817(d) relating to the definition of a variable contract. Because of this uncertainty, Pruco Life reserves the right to make such changes as it deems necessary to assure that the Contract continues to qualify as an annuity for tax purposes. Any such changes will apply uniformly to affected Contract owners and will be made with such notice to affected Contract owners as is feasible under the circumstances.

TAXES PAYABLE BY CONTRACT OWNERS

Under current law, Pruco Life believes that the Contract will be treated as an annuity for Federal income tax purposes and that the issuing insurance company, Pruco Life, and not the Contract owner, will be treated as the owner of the underlying investments for the Contract. Accordingly, generally no tax should be payable by any Contract owner as a result of any increase in the value of the Contract until money is received by him or her. It is important, however, to consider how amounts that are received will be taxed.

The Code provides generally that amounts withdrawn by a Contract owner from his or her Contract, before annuity payments begin, will be treated for tax purposes as being first withdrawals of investment income, rather than withdrawals of purchase payments, until all investment income has been withdrawn.

To the extent assignment is authorized by the Contract, the assignment or pledge of (or agreement to assign or pledge) any portion of the value of the Contract for a loan will be treated as a withdrawal subject to these rules. Amounts withdrawn before annuity payments begin which represent a distribution of investment income will be taxable as ordinary income and may, under certain circumstances, be subject to a penalty tax. For non-qualified Contracts, amounts which represent a withdrawal of purchase payments will not be taxable as ordinary income or subject to a penalty tax. Moreover, all annuity contracts issued by the same company (and affiliates) to the same Contract owner during any calendar year shall be treated as one annuity contract for purposes of determining whether an amount is subject to tax under these rules.

Different tax rules apply to your receipt of annuity payments. For Contracts other than those used in connection with tax favored plans, a portion of each annuity payment you receive under a Contract will be treated as a partial return of your purchase payments and will not be taxable. The remaining portion of the annuity payment will be taxed as ordinary income. Exactly how an annuity payment is divided into taxable and non-taxable portions depends upon the period over which annuity payments are expected to be received, which in turn is governed by the form of annuity selected and, where a lifetime annuity is chosen, by the life expectancy of the annuitant. Annuity payments which are received after the annuitant recovers the full amount of the purchase payments will be fully includible in income. Should annuity payments cease on account of the death of the annuitant before purchase payments have been fully recovered, the annuitant, on his or her last tax return, (or in certain cases the beneficiary) is allowed a deduction for the unrecovered amount.

The Code provides that any amount received under an annuity contract which is included in income may be subject to a penalty tax. The amount of the penalty is equal to 10% of the amount that is includible in income. Some withdrawals will be exempt from the penalty. They include withdrawals: (1) made on or after the Contract owner reaches age 591 @2; (2) made on or after the death of the Contract owner; (3) attributable to the Contract owner becoming disabled within the meaning of Code section 72(m)(7); (4) in the form of level annuity payments made not less frequently than annually under a lifetime annuity; (5) allocable to investment in the Contract before August 14, 1982; (6) under a qualified funding asset (defined by Code section 130(d)); or (7) under an immediate annuity contract (within the meaning of section 72(u)(4)).

If the 10% penalty tax does not apply to a withdrawal by reason of the exception for withdrawals in the form of a level annuity (clause (4) above), but the series of payments is modified (other than by reason of death or disability), either (a) before the end of the 5-year period beginning with the first payment and after the Contract owner reaches age 591 @2, or (b) before the Contract owner attains age 591 @2, the Contract owner's tax for the year of the modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral period.

Where a Contract is issued in exchange for a Contract containing purchase payments made before August 14, 1982, favorable tax rules may apply to certain withdrawals from the Contract. Consult a tax advisor for information regarding these rules.

Election of the interest payment option is not considered an annuity payment for tax purposes. Accordingly, unless the Contract is held by an individual retirement annuity, such election will cause investment income under the Contract to be taxable.

Generally, the same tax rules apply to amounts received by the beneficiary as those set forth above with respect to the Contract owner. The election of an annuity payment option may defer taxes otherwise payable upon the receipt of a lump sum death benefit. Certain minimum distribution requirements apply in the case where the owner dies. See REQUIRED DISTRIBUTIONS ON DEATH OF OWNER, page 18.

In addition, a transfer of the Contract to or the designation of a beneficiary who is either 371 @2 years younger than the Contract owner or a grandchild of the Contract owner may have Generation Skipping Transfer tax consequences under section 2601 of the Code.

Certain transfers of a Contract for less than full consideration, such as a gift, will trigger tax on the investment income in the Contract. This rule does not apply to certain transfers between spouses or incident to divorce. See OWNERSHIP OF THE CONTRACT, page 19.



WITHHOLDING

Generally, unless you elect to the contrary, the portion of any amounts you receive under your Contract that are attributable to investment income will be subject to withholding to meet federal income tax obligations. The rate of withholding on annuity payments made to you will be determined on the basis of the withholding certificate you may file with Pruco Life. If you do not file such a certificate, you will be treated, for purposes of determining your withholding rate, as a married person with three exemptions. The rate of withholding on all other payments made to you under your Contract, such as amounts you receive upon withdrawals, will be 10%. Thus, if you fail to elect that Pruco Life not do so, it will withhold from withdrawal by, or annuity payment to, you the appropriate percentage of the amount of the payment that constitutes investment income and hence is taxable. Pruco Life will provide you with forms and instructions concerning your right to elect that no amount be withheld from payments to you. If you elect not to have withholding made, you are liable for payment of federal income taxes on the taxable portion of the distribution. You may be subject to penalties under the estimated tax payment rules if your withholding and estimated tax payments are not sufficient. If you do not provide a social security number or other taxpayer identification number, you will not be permitted to elect out of withholding. Special withholding rules apply for nonresident aliens. Generally, there will be no withholding for taxes until you actually receive payments under your Contract.

IMPACT OF FEDERAL INCOME TAXES

In general, if you expect to accumulate savings over a relatively long period of time without making significant withdrawals, there should be tax advantages, regardless of your tax bracket, in purchasing a Contract rather than, for example, a mutual fund with a similar investment policy and approximately the same level of expected investment results. This is because little or no income taxes are incurred by you or by Pruco Life while you hold the Contract and it is generally advantageous to defer the payment of income taxes, so that the investment return is compounded without any deduction for income taxes. The advantage may be considerably greater if you decide to liquidate your investment in the form of monthly annuity payments after your retirement, and even more so if your income, and your tax rate, are lower at that time than they were during your working years.

CONTRACTS USED IN CONNECTION WITH TAX FAVORED PLANS



Currently, the Contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a) and 408(b) of the Code. At some time in the future, we may allow the Contract to be purchased in connection with other retirement arrangements which are entitled to favorable federal income tax treatment ("tax favored plans"). These include: simplified employee pension plans ("SEPs") under Section 408(k) of the Code, saving incentive match plans for employees-IRA ("SIMPLE-IRAs") under Section 408(p) of the Code, and tax deferred annuities ("TDAs") under Section 403(b) of the Code. Such plans, accounts and annuities must satisfy certain requirements of the Code in order to be entitled to the federal income tax benefits accorded to these plans. A discussion of these requirements is beyond the scope of this prospectus, and it is assumed that such requirements are met with respect to a Contract purchased for use in connection with a tax favored plan.

In general, assuming the requirements and limitations of the Code provisions applicable to the particular type of tax favored plan involved are satisfied, purchase payments (other than after-tax employee payments) under the Contract will be deductible (or not includible in income) up to certain amounts each year and federal income tax will not be imposed on the investment income and realized gains of the subaccounts in which the purchase payments have been invested until a distribution is received. Persons contemplating the purchase of a Contract in connection with a tax favored plan should consult their tax advisor before purchasing a Contract for such purposes.

The comments which follow concerning specific tax favored plans are intended merely to call attention to certain of their features. No attempt has been made to discuss in full the tax ramifications involved or to offer tax advice. As suggested above, a qualified tax advisor should be consulted for advice and answers to any questions.

IRAS

Because the Contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to an IRA (generally, $2,000), a Contract may be purchased as a Section 408(b) IRA only in connection with a "rollover" of the proceeds of a qualified plan, tax-deferred Section 403(b) annuity ("TDA") or IRA. The Code permits persons who are entitled to receive certain qualifying distributions from a qualified pension or profit-sharing plan described in Section 401(a) or 403(a), TDA, or an IRA, to directly rollover or make, within 60 days, a tax-free "rollover" of all or any part of the amount of such distribution to an IRA which they establish. Additionally, the spouse of a deceased employee may roll over to an IRA certain distributions received by the spouse from a qualified pension or profit-sharing plan, TDA or IRA on account of the employee's death. Once the Contract has been purchased, regular IRA contributions will be accepted to the extent permitted by law.



In order to qualify as an IRA under Section 408(b) of the Code, a Contract (or a rider made a part of the Contract) must contain certain additional provisions:
(1) the owner of the Contract must be the annuitant, except when a transfer is made to a former spouse in accordance with a divorce decree as provided in
Section 408(d)(6) of the

Code; (2) the rights of the owner cannot be forfeitable; (3) the Contract may not be sold, assigned, discounted or pledged for any purpose to any person except Pruco Life; (4) except in the case of a "rollover" contribution, the annual premium may not exceed $2,000; (5) generally, the annuity date may be no later than April 1 of the calendar year following the calendar year in which the annuitant attains age 701 @2; and (6) annuity and death benefit payments must satisfy certain minimum distribution requirements. Contracts issued as Section 408(b) IRAs will conform to such requirements.

In general, the full amount distributed from an IRA (and not properly rolled over to another IRA) is subject to federal income tax and to the withholding rules described above. A 10% early distribution penalty applies to distributions made before the Contract owner reaches age 591 @2, subject to certain exceptions. If the owner borrows against the IRA or engages in certain prohibited transactions, the Contract ceases to qualify as an IRA and the full amount is deemed to be distributed. In addition, any amount pledged as security for a loan is deemed to be distributed. Payments generally must begin by April 1 of the calendar year following the calendar year in which the annuitant attains age 701 @2 and are subject to certain minimum distribution requirements.

SEPS

Under a SEP, annual employer contributions to an IRA established by an employee are not includible in income to the lesser of $30,000 or 15% of the employee's earned income (excluding the employer's contribution to the SEP). In addition, a SEP must satisfy certain minimum participation requirements and contributions may not discriminate in favor of highly compensated employees. Contracts issued as Section 408(b) IRAs established under a SEP must satisfy the requirements described above for a Section 408(b) IRA.

Certain SEP arrangements are permitted to allow employees to elect to reduce their salaries by as much as $9,500 (in 1996) and have their employer make contributions on their behalf to the SEP. These arrangements, called salary reduction SEPs, are available only if the employer maintaining the SEP has 25 or fewer employees and at least 50% of the eligible employees elect to make salary reduction contributions. Other limitations may reduce the permissible contribution level for highly compensated employees. New salary reduction SEPs may not be established after 1996.

In accordance with IRS regulations, persons who purchase a Contract used as an IRA, including one established under a SEP arrangement, are given disclosure material prepared by Pruco Life. The material includes this prospectus, a copy of the Contract, and a brochure containing information about eligibility, contribution limits, tax consequences, and other particulars concerning IRAs. The regulations require that such persons be given a free look after making an initial contribution in which to affirm or reverse their decision to participate. Therefore, within the free look a person may cancel his or her Contract by notifying Pruco Life in writing, and Pruco Life will refund all of the purchase payments under the Contract or, if greater, the amount credited under the Contract (less any bonus) computed as of the valuation period that Pruco Life receives the notice of cancellation. See SHORT-TERM CANCELLATION RIGHT OR "FREE LOOK", page 7.

SIMPLE-IRAS

Under a SIMPLE-IRA, an employee can elect to contribute up to $6,000 (in 1997, indexed) per year to an IRA. Employer contributions are also provided as either a match (up to 3% of compensation) or 2% nonelective contribution. These contributions are not taxable until withdrawn, and are fully vested. Distributions are generally taxed under the rules applicable to IRAs. SIMPLE-IRAs are not subject to the general nondiscrimination rules and simplified reporting rules apply.

To qualify for a SIMPLE-IRA, the employer may employ no more than 100 employees (on a controlled group basis) who received at least $5,000 in compensation from the employer in the preceding year, and may not maintain any other employer-sponsored retirement plans to which contributions were made or benefits accrued.

TDAS

Section 403(b) of the Code permits employers and employees of Section 501(c)(3) tax-exempt organizations and public educational organizations to make, subject to certain limitations, contributions to an annuity in which the employee's rights are nonforfeitable (commonly referred to as a "tax deferred annuity" or "TDA"). The amounts contributed under a TDA and increments thereon are not taxable as income until distributed as annuity income or otherwise. Generally, contributions to a TDA may be made through a salary reduction arrangement up to a maximum of $9,500 (in 1997, indexed). However, under certain special rules, the limit could be increased as much as $3,000. In addition, the Code permits certain total distributions from a TDA to be "rolled over" to another TDA or IRA. Certain partial distributions from a TDA may be "rolled over" to an IRA.

An annuity contract will not qualify as a TDA, unless under such contract distributions from salary reduction contributions and earnings thereon (other than distributions attributable to assets held as of December 31, 1988) may be paid only on account of attainment of age 59 1/2, severance of employment, death, total and permanent disability and, in limited circumstances, hardship. (Such hardship withdrawals are permitted, however, only to the extent of salary reduction contributions and not earnings thereon.)

The Section 403(b)(11) withdrawal restrictions referred to above do not apply to the transfer of all or part of a Contract owner's interest in his or her Contract among the available investment options offered by Pruco Life or to the direct transfer of all or part of the Contract owner's interest in the Contract to a Section 403(b) tax-deferred annuity contract of another insurance company or to a mutual fund custodial account under Section 403(b)(7) of the Code.

In imposing the restrictions on withdrawals as described above, Pruco Life is relying upon a no-action letter dated November 28, 1988 from the Chief of the Office of Insurance Products and Legal Compliance of the SEC to the American Council of Life Insurance.

Employer contributions are subject generally to the same coverage, minimum participation and nondiscrimination rules applicable to qualified pension and profit-sharing plans. Distributions from a TDA generally must commence by April 1 of the calendar year following the later of the calendar year in which the employee: (1) attains age 701 @2; or (2) retires. Distributions must satisfy minimum distribution requirements similar to those that apply to qualified plans generally.

MINIMUM DISTRIBUTION OPTION

A Minimum Distribution Option is available under IRAs and certain other tax favored plans. This option enables the owner to satisfy IRS minimum distribution requirements without having to annuitize or cash surrender the Contract. Distributions from tax favored plans generally must begin by April 1 of the calendar year following the later of the calendar year in which the employee:
(1) attains age 701 @2; or (2) retires (part 2 is not applicable to IRAs). The owner can select either a "calculation" or "recalculation" method to determine the minimum distribution payout. Pruco Life will send the owner a check for the minimum distribution amount less any partial withdrawals made during the year. Pruco Life's calculations are based on the cash value of this Contract, the calculation method chosen and the owner's age as specified on the application. Other calculation methods may be available for an owner/spouse combination. If the owner has other IRA accounts, he or she will be responsible for taking the minimum distribution from each.

TAXES ON PRUCO LIFE

The earnings of the Account are taxed as part of the operations of Pruco Life. No charge is being made currently against the Account for company federal income taxes (excluding any charge for taxes attributable to premiums). Pruco Life will review the question of a charge to the Account for company federal income taxes periodically. Such a charge may be made in future years for any federal income taxes that would be attributable to the Contract.

Under current law, Pruco Life may incur state and local taxes (in addition to premium taxes) in several states. At present, these taxes are not significant and they are not charged against the Contract or the Account. If there is a material change in applicable state or local tax laws, the imposition of any such taxes upon Pruco Life that are attributable to the Account may result in a corresponding charge against the Account.

                                PAYOUT PROVISIONS

The Contract can be annuitized any time after the first Contract year. Upon the annuity date, the cash value of the Contract will be converted into a fixed-dollar annuity payable to the annuitant[s] named in the Contract. If two annuitants are named in the Contract, you may decide how much of the amount is to be applied for each annuitant and under which form[s] of annuity. If the Contract is not large enough to produce an initial monthly payment of $50 (which may be less in some states), you will be paid the cash value in a single sum.

When you choose to annuitize, all amounts held in the investment options will be withdrawn. An amount equal to the premium tax, if any, imposed by the state in which the annuitant resides is then deducted (unless deducted earlier). Many states do not impose a premium tax. In other states the tax ranges from 0% to 5% of the amount applied to effect an annuity. See PREMIUM TAXES, page 10. Some local jurisdictions also impose a tax. The amount remaining is applied to effect an annuity. This amount becomes part of Pruco Life's general account.

The amount of the monthly payments will depend upon the amount applied and the table of rates set forth in the Contract which we guarantee will be used even if longevity has significantly improved since the Contract date. If Pruco Life is offering more favorable rates at that time, then those rates will be used.

The annuity will be in one of the forms listed below. All the annuity options under this Contract are fixed annuity options. Your participation in the variable investment options ceases when the annuity is effected. Unless we consent to a later date, an annuity must begin no later than the Contract anniversary coinciding with or next following the annuitant's 90th birthday (or the younger annuitant's if there are two annuitants named in the Contract). We will then make payments to the annuitant on the first day of each period determined by the form of annuity selected. Unless applicable law states otherwise, if you have not selected an annuity option to take effect by the annuity date, the Interest Payment Option (see below) will become effective then. Special rules apply in the case of a Contract issued in connection with an IRA.



1. ANNUITY PAYMENTS FOR A FIXED PERIOD

Payments will be made to the annuitant during his or her lifetime for up to 25 years. Payments may be in monthly, quarterly, semi-annual, or annual installments. If the annuitant dies during the annuity certain period, unless you designate otherwise, the beneficiary will receive a lump sum payment. The amount of the lump sum payment is determined by discounting each remaining unpaid payment at the interest rate used to compute the actual payments. If the payments were based on the table of rates set forth in the Contract, the interest rate used is 31 @2% a year.

2. LIFE ANNUITY WITH 120 PAYMENTS CERTAIN

Payments will be made to the annuitant monthly during his or her lifetime. If the annuitant dies before the 120th monthly payment is due, monthly annuity payments do not continue to the beneficiary designated by the annuitant unless he or she so selects. Instead, the present value of the remaining unpaid installments, up to and including the 120th monthly payment, is payable to the beneficiary in one sum. In calculating the present value of the unpaid future payments, we will discount each such payment at the interest rate used to compute the amount of the actual 120 payments. If the payments were based on the table of rates set forth in the Contract, an interest rate of 31 @2% a year is used. Once annuity payments have begun, an annuitant may withdraw the present value of any of the 120 payments certain that have not been paid. No surrender charge is applicable under this option.

3. INTEREST PAYMENT OPTION

The annuitant may choose to have Pruco Life hold a designated amount to accumulate at interest. Unless applicable law states otherwise, if no option has been selected by the annuity date, this option will automatically become effective. Pruco Life will pay interest at an effective rate of at least 3% a year, and we may pay a higher rate of interest.

Special provisions may apply if the Contract is issued in connection with an IRA.

4. OTHER ANNUITY OPTIONS

Currently, you may choose to receive the proceeds of your Contract Fund in the form of payments like those of any annuity or life annuity then regularly offered by Prudential or by Pruco Life that (1) is based on United States currency; (2) is bought by a single sum; (3) does not provide for dividends; and
(4) does not normally provide for deferral of the first payment. Prudential and Pruco Life currently offer a number of different annuity options, including joint and survivor annuities covering more than one person.

Under Option 4, unless a fixed period annuity of less than 10 years is selected, Pruco Life will waive withdrawal charges that might be applicable under other annuity options. Further, if you select Option 1 or 2 without a right of withdrawal, Pruco Life will effect that option under Option 3 if doing so provides greater monthly payments.

LEGAL CONSIDERATIONS RELATING TO SEX-DISTINCT ANNUITY PURCHASE RATES

Although the Contract generally provides for sex-distinct annuity purchase rates for life annuities, those rates are not applicable to Contracts offered in states that have adopted regulations prohibiting sex-distinct annuity purchase rates. Rather, blended unisex annuity purchase rates for life annuities will be provided under all Contracts issued in those states, whether the annuitant is male or female. Other things being equal, such unisex annuity purchase rates will result in the same monthly annuity payments for male and female annuitants.

                                OTHER INFORMATION

REQUIRED DISTRIBUTIONS ON DEATH OF OWNER

Federal tax law requires that if the Contract owner dies before the annuity date, the entire value of the Contract must generally be distributed within 5 years of the date of death. Special rules may apply to the spouse of the deceased owner. The rules regarding required distributions after the Contract owner's death are described in the Statement of Additional Information.

MISSTATEMENT OF AGE OR SEX

If an annuitant's stated age or sex (except where unisex rates apply) or both are incorrect in the Contract, we will change each benefit and the amount of each annuity payment to that which the total purchase payment amounts would have bought for the correct age and sex. Also, we will adjust for the amount of any overpayments we have already made.

SALE OF THE CONTRACT AND SALES COMMISSIONS



Pruco Securities Corporation ("Prusec"), an indirect wholly-owned subsidiary of Prudential, acts as the principal underwriter of the Contracts. Prusec, organized in 1971 under New Jersey law, is registered as a broker and dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. Prusec's principal business address is 213 Washington Street, Newark, New Jersey 07102-2992. The Contract is sold by registered representatives of Prusec and may also be sold through other broker-dealers authorized by Prusec. Registered representatives of such other broker-dealers may be paid on a different basis than described below. The maximum commission that will be paid to the representative is 3.5% of the purchase payment received, and the amount paid to the broker-dealer to cover both the individual representative's commission and other distribution expenses will not exceed 6% of the purchase payment. Trail commissions based on the size of the Contract Fund may be paid.

VOTING RIGHTS

As stated above, all of the assets held in the subaccounts of the Account are invested in shares of the corresponding portfolios of the Series Fund. Pruco Life is the legal owner of those shares and as such has the right to vote on any matter voted on at any Series Fund shareholders meetings. However, as required by law, Pruco Life votes the shares of the Series Fund at any regular and special shareholders meetings in accordance with voting instructions received from Contract owners. The Series Fund does not hold annual shareholders meetings when not required to do so under Maryland law or the 1940 Act. Fund shares for which no timely instructions from Contract owners are received, and any shares owned directly or indirectly by Pruco Life are voted in the same proportion as shares in the respective portfolios for which instructions are received. Should the applicable federal securities laws or regulations, or their current interpretation, change so as to permit Pruco Life to vote shares of the Series Fund in its own right, it may elect to do so.



Matters on which you may give voting instructions include the following: (1) election of the Board of Directors of the Series Fund; (2) ratification of the independent accountant of the Series Fund; (3) approval of the investment advisory agreement for a portfolio of the Series Fund corresponding to your selected subaccount[s]; (4) any change in the fundamental investment policy of a portfolio corresponding to your selected subaccount[s]; and (5) any other matter requiring a vote of the shareholders of the Series Fund. With respect to approval of the investment advisory agreement or any change in a portfolio's fundamental investment policy, Contract owners participating in such portfolios will vote separately on the matter.

The number of Series Fund shares for which you may give instructions is determined by dividing the portion of the value of the Contract derived from participation in a subaccount, by the value of one share in the corresponding portfolio of the applicable Fund. The number of votes for which you may give Pruco Life instructions is determined as of the record date chosen by the Board of Directors of the Series Fund. We furnish you with proper forms and proxies to enable you to give these instructions. We reserve the right to modify the manner in which the weight to be given voting instructions is calculated where such a change is necessary to comply with current federal regulations or interpretations of those regulations.

Pruco Life may, if required by state insurance regulations, disregard voting instructions if such instructions would require shares to be voted so as to cause a change in the sub-classification or investment objectives of one or more of the Funds' portfolios, or to approve or disapprove an investment advisory contract for a Fund. In addition, Pruco

Life itself may disregard voting instructions that would require changes in the investment policy or investment adviser of one or more of the Funds' portfolios, provided that we reasonably disapprove such changes in accordance with applicable federal regulations. If we do disregard voting instructions, we will advise you of that action and our reasons for such action in the next annual or semi-annual report to Contract owners.

SUBSTITUTION OF SERIES FUND SHARES

Although Pruco Life believes it to be unlikely, it is possible that in the judgment of its management, one or more of the portfolios of the Series Fund may become unsuitable for investment by Contract owners because of investment policy changes, tax law changes, or the unavailability of shares for investment. In that event, we may seek to substitute the shares of another portfolio or of an entirely different mutual fund. Before this can be done, the approval of the SEC, and possibly one or more state insurance departments, will be required. You will be notified of such substitution.

OWNERSHIP OF THE CONTRACT

The Contract owner is entitled to exercise all the rights under the Contract. The Contract owner is usually, but not always, the annuitant. Ownership of the Contract may, however, be transferred to another person who need not be the person who is to receive annuity payments. Transfer of the ownership of a Contract may involve federal income tax consequences, or may be prohibited under certain Contracts, and you should consult with a qualified tax adviser before attempting any such transfer. Generally, ownership of the Contract is not assignable to a tax-qualified retirement plan or program without Pruco Life's consent.

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear in advertising and reports to current and prospective Contract owners. Performance information is based on historical investment experience of the Series Fund, adjusted to take charges under the Contract into account, and does not indicate or represent future performance.

Total returns are based on the overall dollar or percentage change in value of a hypothetical investment over a stipulated period, and assume a surrender of the Contract at the end of the period. Total return quotations reflect changes in unit values and the deduction of applicable charges including any applicable withdrawal charges.

A cumulative total return reflects performance over a stated period of time. An average annual total return reflects the hypothetical annually compounded return that would have produced the same cumulative total return if the performance had been constant over the entire period.

The Money Market Subaccount may advertise its current and effective yield. Current yield reflects the income generated by an investment in the subaccount over a specified seven-day period. Effective yield is calculated in a similar manner except that income earned is assumed to be reinvested.

Reports or advertising may include comparative performance information, including, but not limited to: comparisons to market indices; comparisons to other investments; performance rankings; personalized illustrations of historical performance; and data presented by analysts or included in publications.

See PERFORMANCE INFORMATION in the Statement of Additional Information for recent performance information.

REPORTS TO CONTRACT OWNERS



You will be sent quarterly statements that provide certain information pertinent to your Contract. These statements provide Contract data that apply only to each particular Contract, including Contract values and transactions during the period. You may request current Contract information at any time, however, we may limit the number of such requests or impose a reasonable charge if such requests are made too frequently.

You will also be sent annual and semi-annual reports for the Series Fund.

If a single individual or company invests in the Series Fund through more than one variable insurance contract, then the individual or company will receive only one copy of each annual and semi-annual report issued by the Series Fund. However, if such individual or company wishes to receive multiple copies of any such report, a request may be made by calling the toll-free telephone number listed on the cover page of this prospectus.



STATE REGULATION

Pruco Life is subject to regulation and supervision by the Department of Insurance of the State of Arizona, which periodically examines its operations and financial condition. It is also subject to the insurance laws and regulations of all jurisdictions in which it is authorized to do business.

Pruco Life is required to submit annual statements of its operations, including financial statements, to the insurance departments of the various jurisdictions in which it does business to determine solvency and compliance with local insurance laws and regulations.

In addition to the annual statements referred to above, Pruco Life is required to file with Arizona and other jurisdictions a separate statement with respect to the operations of all its variable contract accounts, in a form promulgated by the National Association of Insurance Commissioners.

EXPERTS

The financial statements included in this prospectus for the year ended December 31, 1996 have been audited by Price Waterhouse LLP, independent accountants, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Price Waterhouse LLP's principal business address is 1177 Avenue of the Americas, New York, New York 10036.

The financial statements included in this prospectus for years ended December 31, 1995 and December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's principal business address is Two Hilton Court, Parsippany, New Jersey 07054-0319.

On March 12, 1996, Deloitte & Touche LLP was dismissed as the independent accountants of Pruco Life. There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the accountant, would have caused them to make a reference to the matter in their reports.

LITIGATION

Several actions have been brought against Pruco Life alleging that Pruco Life and its agents engaged in improper life insurance sales practices. Prudential has agreed to indemnify Pruco Life for losses, if any, resulting from such litigation. No other significant litigation is being brought against Pruco Life that would have a material effect on its financial position.

STATEMENT OF ADDITIONAL INFORMATION

The contents of the Statement of Additional Information include:

OTHER INFORMATION CONCERNING THE ACCOUNT
  PRINCIPAL UNDERWRITER
  DETERMINATION OF SUBACCOUNT UNIT VALUES
  IRS REQUIRED DISTRIBUTIONS ON DEATH OF OWNER
  PERFORMANCE INFORMATION
  COMPARATIVE PERFORMANCE INFORMATION

ADDITIONAL INFORMATION

A registration statement has been filed with the SEC, relating to the offering described in this prospectus. This prospectus does not include all of the information set forth in the registration statement. Certain portions have been omitted pursuant to the rules and regulations of the SEC. The omitted information may, however, be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

Further information, including statutory statements filed with the state insurance departments, may also be obtained from Pruco Life's office. The address and telephone number of Pruco Life are set forth on the cover of this prospectus.

FINANCIAL STATEMENTS

The consolidated financial statements of Pruco Life and subsidiaries should be distinguished from the financial statements of the Account, and should be considered only as bearing upon the ability of Pruco Life to meet its obligations under the Contracts.

                                                                                                                            APPENDIX

                                                      ACCUMULATION UNIT VALUES
                                     THE DISCOVERY PREFERRED VARIABLE ANNUITY SUBACCOUNTS OF THE
                                              FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

                                           -----------------------------   ---------------------------   ---------------------------
                                                        MONEY                      DIVERSIFIED                   HIGH YIELD
                                                       MARKET                          BOND                         BOND
                                           -----------------------------   ---------------------------   ---------------------------
                                              01/01/96        11/21/95*       01/01/96       11/21/95*      01/01/96      11/21/95*
                                                 TO              TO              TO             TO             TO            TO
                                              12/31/96        12/31/95        12/31/96       12/31/95       12/31/96      12/31/95
                                           -----------------------------   ---------------------------   ---------------------------
1. Accumulation unit value at
     beginning of period ...............   $       1.00632  $    1.00015          1.02919      0.99877          1.02123      0.99953
2. Accumulation unit value at
     end of period .....................   $       1.04505  $    1.00632          1.06033      1.02919          1.12263      1.02123
3. Number of accumulation units
     outstanding at end of period ......    18,724,231.329   143,501.519   16,579,588.790    8,846.456   12,180,746.727    9,000.202

                                           -----------------------------   ---------------------------   ---------------------------
                                                    CONSERVATIVE               STOCK                                 EQUITY
                                                      BALANCED                 INDEX                                 INCOME
                                           -----------------------------   ---------------------------   ---------------------------
                                              01/01/96        11/21/95*       01/01/96*                      01/01/96      11/21/95*
                                                 TO              TO              TO                             TO            TO
                                              12/31/96        12/31/95        12/31/96                       12/31/96      12/31/95
                                           -----------------------------   --------------                ---------------------------
1. Accumulation unit value at
     beginning of period ...............   $       1.02903       1.00076          1.00077                       1.02662      1.00221
2. Accumulation unit value at
     end of period .....................   $       1.14380       1.02903          1.13652                       1.23339      1.02662
3. Number of accumulation units
     outstanding at end of period ......    64,865,522.269    88,446.877   12,874,426.991                19,788,860.548   64,057.253

                                           -----------------------------   ---------------------------   ---------------------------
                                                                                    PRUDENTIAL                    FLEXIBLE
                                                       EQUITY                        JENNISON                      MANAGED
                                           -----------------------------   ---------------------------   ---------------------------
                                              01/01/96        11/21/95*       01/01/96       11/21/95*      01/01/96      11/21/95*
                                                 TO              TO              TO             TO             TO            TO
                                              12/31/96        12/31/95        12/31/96       12/31/95       12/31/96      12/31/95
                                           -----------------------------   ---------------------------   ---------------------------
1. Accumulation unit value at
     beginning of period ...............   $       1.03280  $    1.00189          1.00919      0.99092          1.02847      1.00144
2. Accumulation unit value at
     end of period .....................   $       1.20807  $    1.03280          1.13943      1.00919          1.15341      1.02847
3. Number of accumulation units
     outstanding at end of period ......    57,622,650.499   246,072.311   23,134,855.147   70,476.153   36,321,618.068   85,757.949

                                           -----------------------------   ---------------------------   ---------------------------
                                             SMALL CAPITALIZATION                                     NATURAL
                                                     STOCK                    GLOBAL                 RESOURCES
                                           -----------------------------   ---------------------------   ---------------------------
                                              01/01/96        11/21/95*       01/01/96       11/21/95*      01/01/96       11/21/95*
                                                 TO              TO              TO             TO             TO            TO
                                              12/31/96        12/31/95        12/31/96       12/31/95       12/31/96       12/31/95
                                           -----------------------------   ---------------------------   ---------------------------
1. Accumulation unit value at
     beginning of period ...............   $       1.03778   $   0.99701          1.01165  $   1.00094          1.06254  $   1.00032
2. Accumulation unit value at
     end of period .....................   $       1.22662   $   1.03778  $       1.19505  $   1.01165   $      1.37239  $   1.06254
3. Number of accumulation units
     outstanding at end of period ......    10,592,779.335    72,074.222   10,486,229.266   19,338.842    4,717,583.475            0

* Commencement of Business


                                            SELECTED FINANCIAL DATA

The following selected financial data for Pruco Life Insurance Company and Subsidiaries should be read in conjunction with the CONSOLIDATED FINANCIAL STATEMENTS OF PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES and
notes thereto included in this prospectus beginning on page B-1.


                                                       PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                                                              FOR THE YEARS ENDED DECEMBER 31,
                                        ----------------------------------------------------------------------
                                                       GAAP BASIS                 |       STATUTORY BASIS
                                        ----------------------------------------  |  -------------------------
                                           1996           1995           1994     |     1993           1992
                                        ----------     ----------     ----------  |  ----------     ----------
Revenues:                                                                         |
  Premiums and other revenue ........   $  408,154     $  401,287     $  303,627  |  $  591,660     $  541,248
  Net investment income .............      247,328        246,618        241,132  |     260,939        274,037
                                        ------------------------------------------|---------------------------
Total revenues ......................      655,482        647,905        544,759  |     852,599        815,285
                                                                                  |
Benefits and expenses:                                                            |
  Current and future benefits                                                     |
    and claims ......................      305,119        280,913        235,660  |     534,354        478,148
  Other expenses ....................      122,006        134,790        179,173  |     157,557        129,701
                                        ------------------------------------------|---------------------------
Total benefits and expenses .........      427,125        415,703        414,833  |     691,911        607,849
                                        ------------------------------------------|---------------------------
Income before income tax provision ..      228,357        232,202        129,926  |     160,688        207,436
                                                                                  |
Income tax provision ................       79,135         79,558         48,031  |      83,640         96,578
                                        ------------------------------------------|---------------------------
Net income ..........................   $  149,222     $  152,644     $   81,895  |  $   77,048     $  110,858
                                        ==========================================|===========================
Assets ..............................   $9,678,427     $8,471,638     $7,713,183  |  $7,172,104     $6,709,958
                                        ======================================================================


In 1996, the Company retroactively adopted applicable accounting pronouncements to present its financial statements in conformity with generally accepted accounting principles. Refer to footnote 1.B. of the
Consolidated Financial Statements.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Pruco Life Insurance Company consists of Pruco Life Insurance Company and its subsidiaries (collectively, the Company). Pruco Life Insurance Company is a wholly owned subsidiary of The Prudential Insurance Company of America (Prudential). The Company markets individual life insurance and annuities primarily through Prudential's sales force in the United States and in Taiwan. The Company held $9.7 billion in assets at December 31, 1996, $5.3 billion of which were held in Separate Accounts under variable life insurance policies and variable annuity contracts. The remaining assets were held in the general account for investment primarily in bonds, short-term investments and policy loans.

The business climate in the United States was characterized by moderate economic growth, low inflation, and growing investor confidence that fueled bond and stock prices. Merger and consolidation activity accelerated, as well as expansion of US companies into foreign markets. Those economic trends impacted the insurance industry during the year, prompting them to implement strategies, including consolidation, and sales of certain lines of business to counter risk, control expenses and diversify products to remain competitive. Regulatory changes which opened the insurance industry to other financial institutions, particularly banks and mutual funds, heightened competition in investment type products since those institutions were positioned to deliver the same products through large, stable distribution channels. In addition, the industry has been beset by negative publicity following the discovery of unacceptable sales practices that resulted in investigations of most large insurers, including Prudential. In spite of the difficult operating environment, 1996 was a year of progress for the Company. It achieved solid performance in core businesses, instituted significant cost reduction programs, and strategic initiatives which are expected to place it on a firm course of continued growth.

The Company's assets were $9.7 billion at December 31, 1996 compared to $8.5 billion at December 31, 1995. Net income amounted to $149.2 million, a decrease of $3.4 million or 2.2% compared to the $152.6 million earned in 1995.

1. RESULTS OF OPERATIONS

(A) 1996 VERSUS 1995

Premiums increased by $9.4 million from $42.1 million in 1995 to $51.5 million for the same period in 1996. This change is primarily due to increased sales of $6.2 million related to traditional life insurance products in our Taiwan branch which continued to expand its business throughout 1996.

Policy charges and fee income increased approximately $5.9 million during the current year as compared to 1995. This is primarily attributable to the increased sales of new variable annuity products and fees earned on policyholder withdrawal and surrender activity.

Other income decreased $6.2 million for the year ended December 31, 1996 from the year ended December 31, 1995. This decrease is due to a reduction in separate account net gains.

Policyholders' benefits increased $32.9 million during the current year to $186.9 million. Approximately $10 million of this increase is attributable to the mortality costs associated with the Company's products. The additional $22 million results from the increase in reserves associated with new and existing contracts at December 31, 1996.

Interest credited to policyholders' account balances decreased by $8.7 million. This decrease is primarily attributable to the decrease in policyholders' account balances due to the Company experiencing increased policyholder withdrawals and slightly lower interest rates.

Other operating expenses decreased $12.8 million for the year ended December 31, 1996 compared to the same period for 1995. This is attributable to a decrease in the amortization of deferred policy acquisition costs, and a company wide initiative to reduce expenses resulting in a decrease in general expenses.

(B) 1995 VERSUS 1994

The Company recorded net income of $152.6 million and $81.9 million for 1995 and 1994, respectively.

Premiums increased by $19.4 million from $22.7 million for the year ended December 31, 1994 to $42.1 million for the same period in 1995, stemming from increased sales of life insurance in the Taiwan branch and a steady flow of renewals in the US.

Policy charges and fee income increased $10.3 million from $308.8 million for the year ended December 31, 1994, to $319.1 million for the same period in 1995. This is primarily attributable to the increased sales of new variable annuity products and fees earned on policyholder withdrawal and surrender activity.

Net investment income increased $5.5 million for the twelve months ended December 31, 1995, from the same period in 1994. Policy loans increased $75.4 million, which resulted in additional policy loan interest income of $2.4 million. Secondly, the Company's income from equity securities increased $2.0 million as a result of favorable stock market conditions.

Net realized investment gains increased $54.3 million, to $13.2 million for the year ended December 31,1995 from a loss of $41.1 million for the same period in 1994. The Company restructured its investment portfolio to more closely align with the liability duration and to reduce the portfolio's interest rate risk. Sales activity of the Company's fixed maturities produced favorable gains as a result of falling interest rates during 1995.

Policyholders' benefits increased $32.0 million to $154.0 million in 1995, from $122.0 million in 1994. This change is primarily attributable to the increase in reserves for new and existing policies.

Interest credited to policyholders' account balances increased $13.2 million for the twelve months ended December 31, 1995, from the same period in 1994. This change was a result of increased interest rates offset with decreasing policyholder account balances.

Other operating costs and expenses decreased $44.4 million for the year ended December 31, 1995 due a decrease in the allocation of costs from Prudential, a decrease in the amortization of deferred policy acquisition costs, and a company wide initiative to reduce expenses resulting in a decrease in general expenses.

2. LIQUIDITY

For an insurance company, cash needs, for the purpose of paying current benefits, making policy loans, and paying expenses, are met primarily from premiums and investment income. Benefit expenses incurred in 1996, 1995, and 1994 were $186.9 million, $154.0 million, and $122.0 million, respectively. Cash flows are anticipated to be sufficient to meet the Company's liquidity needs for the foreseeable future.

3. CAPITAL RESOURCES

The primary components of the Company's total assets of $9.7 billion at December 31, 1996 are as follows (as a percentage of total assets): fixed income securities 27.3%, separate account assets (fixed income and equity securities) 55.1%, policy loans 6.6%, and other assets 11.0%.

                             DIRECTORS AND OFFICERS

The directors and major officers of Pruco Life, listed with their principal occupations during the past 5 years, are shown below.

                             DIRECTORS OF PRUCO LIFE

WILLIAM M. BETHKE, Director.--President, Prudential Capital Markets Group since 1992.

IRA J. KLEINMAN, Director.-- Executive Vice President, International Insurance Group since 1997; 1995 to 1997: Chief Marketing and Product Development Officer, Prudential Individual Insurance Group 1993 to 1995: President, Prudential Select; Prior to 1993: Senior Vice President of Prudential.


MENDEL A. MELZER, Director.--Chief Investment Officer, Mutual Funds and Annuities, Prudential Investments since 1996; 1995 to 1996: Chief Financial Officer of the Money Management Group of Prudential; 1993 to 1995: Senior Vice President and Chief Financial Officer of Prudential Preferred Financial Services; Prior to 1993: Managing Director, Prudential Investment Corporation.

ESTHER H. MILNES, President and Director.--Vice President and Actuary, Prudential Individual Insurance Group since 1996; 1993 to 1996: Senior Vice President and Chief Actuary, Prudential Insurance and Financial Services; Prior to 1993: Vice President and Associate Actuary of Prudential.

I. EDWARD PRICE, Vice Chairman and Director.--Senior Vice President and Actuary, Prudential Individual Insurance Group since 1995; 1994 to 1995: Chief Executive Officer, Prudential International Insurance; 1993 to 1994: President, Prudential International Insurance; Prior to 1993: Senior Vice President and Company Actuary of Prudential.

KIYOFUMI SAKAGUCHI, Director.--President, Prudential International Insurance Group since 1995; 1994 to 1995: Chairman and Chief Executive Officer, The Prudential Life Insurance Co., Ltd.; Prior to 1994: President and Chief Executive Officer, Asia Pacific Region-Prudential International Insurance, and President, The Prudential Life Insurance Co., Ltd.

WILLIAM F. YELVERTON, Chairman and Director.--Chief Executive Officer, Prudential Individual Insurance Group since 1995; Prior to 1995: Chief Executive Officer, New York Life Worldwide.

                         OFFICERS WHO ARE NOT DIRECTORS


SUSAN L. BLOUNT, Secretary.--Vice President and Secretary of Prudential since 1995; Prior to 1995: Assistant General Counsel for Prudential Residential Services Company.

C. EDWARD CHAPLIN, Treasurer.--Vice President and Treasurer of Prudential since 1995; 1993 to 1995: Managing Director and Assistant Treasurer of Prudential; 1992 to 1993: Vice President and Assistant Treasurer, Banking and Cash Management for Prudential.

LINDA S. DOUGHERTY, Vice President, Comptroller and Chief Accounting Officer.--Vice President and Comptroller, Prudential Individual Insurance Group since 1997; Prior to 1997: Vice President, Accounting, Prudential.

JAMES C. DROZANOWSKI, Senior Vice President.--Vice President and Operations Executive, Prudential Individual Insurance Group since 1996; 1994 to 1996:
President and Chief Executive Officer of Chase Manhattan Bank; 1993 to 1995:
Vice President, North America Customer Services, Chase Manhattan Bank; Prior to 1993: Operations Executive, Global Securities Services, Chase Manhattan Bank.

CLIFFORD E. KIRSCH, Chief Legal Officer.--Chief Counsel, Variable Products, Law Department of Prudential since 1995; 1994 to 1995: Associate General Counsel with Paine Webber; Prior to 1994: Assistant Director in the Division of Investment Management of the Securities and Exchange Commission.

FRANK MARINO, Senior Vice President.--Vice President, Policyholder Relations Department, Prudential Individual Insurance Group since 1996; Prior to 1996:
Senior Vice President, Prudential Mutual Fund Services.

MARIO A. MOSSE, Senior Vice President.--Vice President, Annuity Services, Prudential Investments since 1996; Prior to 1996: Senior Vice President, Chase Manhattan Bank.

SHIRLEY H. SHAO, Senior Vice President and Chief Actuary.--Vice President and Associate Actuary, Prudential.

KAREN L. SHAPIRO, Senior Vice President.--Vice President, Prudential Individual Insurance Group since 1996; Vice President and Associate General Counsel, Prudential Securities Incorporated 1993 to 1996; Prior to 1993: Senior Associate with Shaw, Pittman, Potts and Trowbridge.

The business address of all directors and officers of Pruco Life is 213 Washington Street, Newark, New Jersey 07102-2992.

----------

* SUBSIDIARY OF PRUDENTIAL

                             EXECUTIVE COMPENSATION

Executive Officers of Pruco Life may also serve one or more affiliated companies of Pruco Life. Allocations have been made as to each individual's time devoted to his duties as an executive officer of Pruco Life and its subsidiaries. The following table shows the cash compensation paid, based on these allocations, to the executive officers of Pruco Life as a group for services rendered in all capacities in Pruco Life and its subsidiaries during 1996. Directors of Pruco Life who are also employees of Prudential do not receive compensation in addition to their compensation as employees of Prudential.

--------------------------------------------------------------------------------
         NAME & PRINCIPAL                |          |    ALLOCATED CASH
         POSITION                        |   YEAR   |   COMPENSATION ($)
-----------------------------------------|----------|---------------------------
         Esther H. Milnes                |   1996   |       $ 21,136
         President                       |   1995   |       $ 14,250
                                         |   1994   |       $  9,846
                                         |          |
         Linda S. Dougherty              |   1996   |       $ 55,931
         Vice President & Comptroller    |   1995   |       $ ------
                                         |   1994   |       $ ------
                                         |          |
         Hwei Chung S. Shao              |   1996   |       $ 21,048
         Chief Actuary                   |   1995   |       $ ------
                                         |   1994   |       $ ------
                                         |          |
         Clifford E. Kirsch              |   1996   |       $ 54,190
         Chief Legal Counsel             |   1995   |       $ 30,962
                                         |   1994   |       $ ------
                                         |          |
         Frank P. Marino                 |   1996   |       $ 12,076
         Senior Vice President           |   1995   |       $ ------
                                         |   1994   |       $ ------

--------------------------------------------------------------------------------
        ---  Did not hold position during this year.
--------------------------------------------------------------------------------

                FINANCIAL STATEMENTS OF THE DISCOVERY PREFERRED
                 VARIABLE ANNUITY SUBACCOUNTS OF THE PRUCO LIFE
                   FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF NET ASSETS
December 31, 1996

                                                                                     SUBACCOUNTS
                                                    ------------------------------------------------------------------------------
                                                                                         HIGH
                                                        MONEY        DIVERSIFIED        YIELD        CONSERVATIVE       STOCK
                                                        MARKET           BOND            BOND          BALANCED         INDEX
                                                    --------------  --------------  --------------  --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value (Note 3)...................  $   40,957,248  $   26,066,486  $   26,027,869  $   75,919,621  $   25,213,744
                                                    --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners.......................  $   36,937,945  $   23,949,348  $   22,915,039  $   74,193,184  $   23,134,691
  Equity of Pruco Life Insurance Company..........       4,019,303       2,117,138       3,112,830       1,726,437       2,079,053
                                                    --------------  --------------  --------------  --------------  --------------
                                                    $   40,957,248  $   26,066,486  $   26,027,869  $   75,919,621  $   25,213,744
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------

STATEMENTS OF OPERATIONS
For the year ended December 31, 1996

                                                                                     SUBACCOUNTS
                                                    ------------------------------------------------------------------------------
                                                                                         HIGH
                                                        MONEY        DIVERSIFIED        YIELD        CONSERVATIVE       STOCK
                                                        MARKET           BOND            BOND          BALANCED         INDEX
                                                    --------------  --------------  --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received.................  $      668,125  $    1,034,567  $    1,307,513  $    2,282,793  $      203,986
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]..............         178,173         127,526          96,727         493,856          59,096
                                                    --------------  --------------  --------------  --------------  --------------
NET EXPENSES......................................         178,173         127,526          96,727         493,856          59,096
                                                    --------------  --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)......................         489,952         907,041       1,210,786       1,788,937         144,890
                                                    --------------  --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received............               0               0               0       4,297,251         199,451
  Realized gain (loss) on shares redeemed
    [average cost basis]..........................               0         (25,544)          1,894               0               0
  Net unrealized gain (loss) on investments.......               0        (230,889)       (588,812)     (1,627,153)        529,306
                                                    --------------  --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS....................               0        (256,433)       (586,918)      2,670,098         728,757
                                                    --------------  --------------  --------------  --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS.......................  $      489,952  $      650,608  $      623,868  $    4,459,035  $      873,647
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A11.

                                       A1

                                                                               SUBACCOUNTS (CONTINUED)
                                                    ------------------------------------------------------------------------------
                                                                                                                        SMALL
                                                        EQUITY                        PRUDENTIAL       FLEXIBLE     CAPITALIZATION
                                                        INCOME          EQUITY         JENNISON        MANAGED          STOCK
                                                    --------------  --------------  --------------  --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value (Note 3)                     $   29,273,846  $   83,093,388  $   33,711,026  $   42,886,437  $   13,372,188
                                                    --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners                         $   27,842,276  $   79,623,690  $   31,923,947  $   41,893,717  $   12,993,315
  Equity of Pruco Life Insurance Company                 1,431,570       3,469,698       1,787,079         992,720         378,873
                                                    --------------  --------------  --------------  --------------  --------------
                                                    $   29,273,846  $   83,093,388  $   33,711,026  $   42,886,437  $   13,372,188
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------


                                                                       NATURAL
                                                        GLOBAL        RESOURCES
                                                    --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value (Note 3)                     $   14,850,451  $    6,631,504
                                                    --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners                         $   14,174,948  $    6,474,364
  Equity of Pruco Life Insurance Company                   675,503         157,140
                                                    --------------  --------------
                                                    $   14,850,451  $    6,631,504
                                                    --------------  --------------
                                                    --------------  --------------

                                                                       SUBACCOUNTS (CONTINUED)
                                                    --------------------------------------------------------------
                                                        EQUITY                        PRUDENTIAL       FLEXIBLE
                                                        INCOME          EQUITY         JENNISON        MANAGED
                                                    --------------  --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received                   $      666,149  $    1,323,338  $       41,725  $      933,498
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]                       158,635         432,392         168,568         259,129
                                                    --------------  --------------  --------------  --------------
NET EXPENSES                                               158,635         432,392         168,568         259,129
                                                    --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)                               507,514         890,946        (126,843)        674,369
                                                    --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received                     751,896       6,017,025               0       3,579,046
  Realized gain (loss) on shares redeemed
    [average cost basis]                                         0               0           4,129         (13,304)
  Net unrealized gain (loss) on investments              1,523,505      (1,007,503)      1,748,413      (1,657,410)
                                                    --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS                           2,275,401       5,009,522       1,752,542       1,908,332
                                                    --------------  --------------  --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                         $    2,782,915  $    5,900,468  $    1,625,699  $    2,582,701
                                                    --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------


                                                        SMALL
                                                    CAPITALIZATION                     NATURAL
                                                        STOCK           GLOBAL        RESOURCES
                                                    --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received                   $       64,330  $      139,160  $       28,446
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]                        78,744          81,055          34,118
                                                    --------------  --------------  --------------
NET EXPENSES                                                78,744          81,055          34,118
                                                    --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)                               (14,414)         58,105          (5,672)
                                                    --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received                     228,169         207,745         681,465
  Realized gain (loss) on shares redeemed
    [average cost basis]                                     7,077           6,038            (499)
  Net unrealized gain (loss) on investments                817,819         796,437        (266,531)
                                                    --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS                           1,053,065       1,010,220         414,435
                                                    --------------  --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                         $    1,038,651  $    1,068,325  $      408,763
                                                    --------------  --------------  --------------
                                                    --------------  --------------  --------------

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A11.

                                       A2

                FINANCIAL STATEMENTS OF THE DISCOVERY PREFERRED
                 VARIABLE ANNUITY SUBACCOUNTS OF THE PRUCO LIFE
                   FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended December 31, 1996 and 1995

                                                                               SUBACCOUNTS
                                      ----------------------------------------------------------------------------------------------
                                               MONEY MARKET                  DIVERSIFIED BOND                HIGH YIELD BOND
                                      ------------------------------  ------------------------------  ------------------------------
                                                        11/22/95*                       11/22/95*                       11/22/95*
                                                            TO                              TO                              TO
                                           1996          12/31/95          1996          12/31/95          1996          12/31/95
                                      --------------  --------------  --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)......  $      489,952  $          123  $      907,041  $          434  $    1,210,786  $       1,032
  Capital gains distributions
    received........................               0  $            0               0  $           23               0  $           0
  Realized gain (loss) on shares
    redeemed
    [average cost basis]............               0  $            0         (25,544) $            0           1,894  $           0
  Net unrealized gain (loss) on
    investments.....................               0  $            0        (230,889) $         (104)       (588,812) $        (758)
                                      --------------  --------------  --------------  --------------  --------------  -------------

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS.........         489,952             123         650,608             353         623,868            274
                                      --------------  --------------  --------------  --------------  --------------  -------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS.....      36,320,424  $      144,295      23,222,899  $        8,998      22,289,699  $       9,090
                                      --------------  --------------  --------------  --------------  --------------  -------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [NOTE 7]..........................       4,002,463  $           (9)      2,173,627  $       10,001       3,094,028  $      10,910
                                      --------------  --------------  --------------  --------------  --------------  -------------

TOTAL INCREASE IN NET ASSETS........      40,812,839         144,409      26,047,134          19,352      26,007,595         20,274

NET ASSETS:
  Beginning of year.................         144,409  $            0          19,352  $            0          20,274  $           0
                                      --------------  --------------  --------------  --------------  --------------  -------------
  End of year.......................  $   40,957,248  $      144,409  $   26,066,486  $       19,352  $   26,027,869  $      20,274
                                      --------------  --------------  --------------  --------------  --------------  -------------
                                      --------------  --------------  --------------  --------------  --------------  -------------
                                                                                                           *Commencement of Business

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A11.

                                       A3

                                                         SUBACCOUNTS (CONTINUED)
                                      --------------------------------------------------------------
                                          CONSERVATIVE BALANCED        STOCK INDEX    EQUITY INCOME
                                      ------------------------------  --------------  --------------
                                                        11/22/95*       05/01/96*
                                                            TO              TO
                                           1996          12/31/95        12/31/96          1996
                                      --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)        $    1,788,937  $          266  $      144,890  $      507,514
  Capital gains distributions
    received                               4,297,251  $          353         199,451         751,896
  Realized gain (loss) on shares
    redeemed
    [average cost basis]                           0  $            0               0               0
  Net unrealized gain (loss) on
    investments                           (1,627,153) $          112         529,306       1,523,505
                                      --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                4,459,035             731         873,647       2,782,915
                                      --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS           69,714,258  $       90,594      22,208,546      25,008,509
                                      --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [NOTE 7]                                 1,655,314  $         (311)      2,131,551       1,395,127
                                      --------------  --------------  --------------  --------------

TOTAL INCREASE IN NET ASSETS              75,828,607          91,014      25,213,744      29,186,551

NET ASSETS:
  Beginning of year                           91,014  $            0               0          87,295
                                      --------------  --------------  --------------  --------------
  End of year                         $   75,919,621  $       91,014  $   25,213,744  $   29,273,846
                                      --------------  --------------  --------------  --------------
                                      --------------  --------------  --------------  --------------
                                                                           *Commencement of Business


                                                                  EQUITY
                                                      ------------------------------

                                        11/22/95*                       11/22/95*
                                            TO                              TO
                                         12/31/95          1996          12/31/95
                                      --------------  --------------  --------------
OPERATIONS:
  Net investment income (loss)        $          259  $      890,946  $          142
  Capital gains distributions
    received                          $          431       6,017,025  $          337
  Realized gain (loss) on shares
    redeemed
    [average cost basis]              $            0               0  $            0
  Net unrealized gain (loss) on
    investments                       $         (395)     (1,007,503) $        3,048
                                      --------------  --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                      295       5,900,468           3,527
                                      --------------  --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS       $       65,753      73,501,350  $      253,239
                                      --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [NOTE 7]                            $       21,247       3,437,427  $       (2,623)
                                      --------------  --------------  --------------
TOTAL INCREASE IN NET ASSETS                  87,295      82,839,245         254,143
NET ASSETS:
  Beginning of year                   $            0         254,143  $            0
                                      --------------  --------------  --------------
  End of year                         $       87,295  $   83,093,388  $      254,143
                                      --------------  --------------  --------------
                                      --------------  --------------  --------------


           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A11.

                                       A4

                FINANCIAL STATEMENTS OF THE DISCOVERY PREFERRED
                 VARIABLE ANNUITY SUBACCOUNTS OF THE PRUCO LIFE
                   FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended December 31, 1996 and 1995

                                                                         SUBACCOUNTS (CONTINUED)
                                      ----------------------------------------------------------------------------------------------
                                                                                                           SMALL CAPITALIZATION
                                           PRUDENTIAL JENNISON               FLEXIBLE MANAGED                     STOCK
                                      ------------------------------  ------------------------------  ------------------------------
                                                        11/22/95*                       11/22/95*                       11/22/95*
                                                            TO                              TO                              TO
                                           1996          12/31/95          1996          12/31/95          1996          12/31/95
                                      --------------  --------------  --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)......  $     (126,843) $            0  $      674,369  $          206  $      (14,414) $          34
  Capital gains distributions
    received........................               0  $            0       3,579,046  $          426         228,169  $         101
  Realized gain (loss) on shares
    redeemed
    [average cost basis]............           4,129  $            0         (13,304) $            0           7,077  $           0
  Net unrealized gain (loss) on
    investments.....................       1,748,413  $          759      (1,657,410) $          (25)        817,819  $         659
                                      --------------  --------------  --------------  --------------  --------------  -------------

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS.........       1,625,699             759       2,582,701             607       1,038,651            794
                                      --------------  --------------  --------------  --------------  --------------  -------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS.....      30,279,548  $       70,817      39,209,425  $       87,611      11,896,686  $      74,306
                                      --------------  --------------  --------------  --------------  --------------  -------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [NOTE 7]..........................       1,734,655  $         (452)      1,006,111  $          (18)        362,054  $        (303)
                                      --------------  --------------  --------------  --------------  --------------  -------------

TOTAL INCREASE IN NET ASSETS........      33,639,902          71,124      42,798,237          88,200      13,297,391         74,797

NET ASSETS:
  Beginning of year.................          71,124  $            0          88,200  $            0          74,797  $           0
                                      --------------  --------------  --------------  --------------  --------------  -------------
  End of year.......................  $   33,711,026  $       71,124  $   42,886,437  $       88,200  $   13,372,188  $      74,797
                                      --------------  --------------  --------------  --------------  --------------  -------------
                                      --------------  --------------  --------------  --------------  --------------  -------------
                                                                                                           *Commencement of Business

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A11.

                                       A5

                                                         SUBACCOUNTS (CONTINUED)
                                      --------------------------------------------------------------
                                                  GLOBAL                    NATURAL RESOURCES
                                      ------------------------------  ------------------------------
                                                        11/22/95*                       11/22/95*
                                                            TO                              TO
                                           1996          12/31/95          1996          12/31/95
                                      --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)        $       58,105  $          138  $       (5,672) $           80
  Capital gains distributions
    received                                 207,745  $          193         681,465  $          446
  Realized gain (loss) on shares
    redeemed
    [average cost basis]                       6,038  $            0            (499) $            0
  Net unrealized gain (loss) on
    investments                              796,437  $         (259)       (266,531) $           96
                                      --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                1,068,325              72         408,763             622
                                      --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS           13,112,774  $       19,677       6,069,080  $            0
                                      --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [NOTE 7]                                   646,280  $        3,323         143,039  $       10,000
                                      --------------  --------------  --------------  --------------

TOTAL INCREASE IN NET ASSETS              14,827,379          23,072       6,620,882          10,622

NET ASSETS:
  Beginning of year                           23,072  $            0          10,622  $            0
                                      --------------  --------------  --------------  --------------
  End of year                         $   14,850,451  $       23,072  $    6,631,504  $       10,622
                                      --------------  --------------  --------------  --------------
                                      --------------  --------------  --------------  --------------
                                                                           *Commencement of Business

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A7 THROUGH A11.

                                       A6

            NOTES TO FINANCIAL STATEMENTS OF THE DISCOVERY PREFERRED
                 VARIABLE ANNUITY SUBACCOUNTS OF THE PRUCO LIFE
                   FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 1: GENERAL

     Pruco Life Flexible Premium Variable Annuity Account (the "Account") was established on June 16, 1995 under Arizona law as a separate investment account of Pruco Life Insurance Company ("Pruco Life") which is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"). The assets of the Account are segregated from Pruco Life's other assets. Currently, Discovery Preferred Variable Annuity Contracts ("Discovery Preferred") and Discovery Select Variable Annuity Contracts ("Discovery Select") invest in the Account.

     The Account is registered under the Investment Company Act of 1940, as amended, as a unit investment trust. There are twenty-three subaccounts within the Account. Discovery Preferred Contracts offer the option to invest in twelve of these subaccounts, each of which invests in a corresponding portfolio of The Prudential Series Fund, Inc. (the "Series Fund"). The Series Fund is a diversified open-end management investment company, and is managed by Prudential.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements are prepared in conformity with generally accepted accounting principles (GAAP). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

     Investments--The investments in shares of the Series Fund are stated at the net asset value of the respective portfolio.

     Security Transactions--Realized gains and losses on security transactions are reported on an average cost basis. Purchase and sale transactions are recorded as of the trade date of the security being purchased or sold.

     Distributions Received--Dividend and capital gain distributions received are reinvested in additional shares of the Series Fund and are recorded on the ex-dividend date.

     Equity of Pruco Life Insurance Company--Pruco Life maintains a position in the Account for the purpose of administering activity in the Account. The activity includes unit transactions, fund share transactions, and expense processing. Pruco Life monitors the balance daily and transfers funds based upon anticipated activity. At times, Pruco Life may owe an amount to the Account, which is reflected in Pruco Life's equity as a negative balance. The position does not have an effect on the Contract owner's account or the related unit value.

                                       A7

NOTE 3: INVESTMENT INFORMATION FOR THE PRUDENTIAL SERIES FUND, INC. PORTFOLIOS

     The net asset value per share for each portfolio of the Series Fund, the number of shares of each portfolio held by the subaccounts of the Account and the aggregate cost of investments in such shares at December 31, 1996 were as follows:

                                                       PORTFOLIOS
                    ---------------------------------------------------------------------------------
                      MONEY MARKET      DIVERSIFIED BOND    HIGH YIELD BOND    CONSERVATIVE BALANCED
                    -----------------  -------------------  ----------------  -----------------------
Number of shares:         4,095,725           2,355,669           3,308,281             4,892,655
Net asset value
per share:            $    10.00000       $    11.06543      $      7.86749       $      15.51706
Cost:                 $  40,957,248       $  26,297,479      $   26,617,439       $    77,546,663


                                                 PORTFOLIOS (CONTINUED)
                    ---------------------------------------------------------------------------------
                                                                                    PRUDENTIAL
                       STOCK INDEX        EQUITY INCOME          EQUITY              JENNISON
                    -----------------  -------------------  ----------------  -----------------------
Number of shares:         1,061,868           1,581,531           3,081,540             2,353,598
Net asset value
per share:            $    23.74471       $    18.50982      $     26.96489       $      14.32319
Cost:                 $  24,684,438       $  27,750,736      $   84,097,843       $    31,961,854

                                                 PORTFOLIOS (CONTINUED)
                    ---------------------------------------------------------------------------------
                                              SMALL
                                         CAPITALIZATION
                    FLEXIBLE MANAGED          STOCK              GLOBAL          NATURAL RESOURCES
                    -----------------  -------------------  ----------------  -----------------------
Number of shares:         2,411,026             959,570             831,737               335,511
Net asset value
per share:            $    17.78763       $    13.79187      $     17.85474       $      19.76541
Cost:                 $  44,543,873       $  12,553,710      $   14,054,274       $     6,897,939

                                       A8

NOTE 4:  CONTRACT OWNER UNIT INFORMATION

Outstanding Contract owner units, unit values and total Contract owner equity for the year ended December 31, 1996 were as follows:

                                                       SUBACCOUNTS
                    ----------------------------------------------------------------------------------
                      MONEY MARKET      DIVERSIFIED BOND     HIGH YIELD BOND    CONSERVATIVE BALANCED
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......    18,724,231.329       16,579,588.790      12,180,746.727         64,865,522.269
Unit value
  (Discovery
  Preferred):.....   $       1.04505    $         1.06033   $         1.12263    $           1.14380
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....   $    19,567,758    $      17,579,835   $      13,674,472    $        74,193,184
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........    16,621,393.391        6,007,103.917       8,231,177.952                    N/A
Unit value
  (Discovery
  Select):........   $       1.04505    $         1.06033   $         1.12263                    N/A
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Equity
  (Discovery
  Select):........   $    17,370,187    $       6,369,513   $       9,240,567                    N/A
                    -----------------  -------------------  -----------------  -----------------------
TOTAL CONTRACT
  OWNER EQUITY:...   $    36,937,945    $      23,949,348   $      22,915,039    $        74,193,184
                    -----------------  -------------------  -----------------  -----------------------
                    -----------------  -------------------  -----------------  -----------------------


                                                 SUBACCOUNTS (CONTINUED)
                    ----------------------------------------------------------------------------------
                                                                                     PRUDENTIAL
                       STOCK INDEX        EQUITY INCOME          EQUITY               JENNISON
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......    12,874,426.991       19,788,860.548      57,622,650.499         23,134,855.147
Unit value
  (Discovery
  Preferred):.....   $       1.13652    $         1.23339   $         1.20807    $           1.13943
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....   $    14,632,044    $      24,407,383   $      69,612,196    $        26,360,548
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........     7,481,300.307        2,784,920.648       8,287,180.736          4,882,616.029
Unit value
  (Discovery
  Select):........   $       1.13652    $         1.23339   $         1.20807    $           1.13943
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Equity
  (Discovery
  Select):........   $     8,502,647    $       3,434,893   $      10,011,494    $         5,563,399
                    -----------------  -------------------  -----------------  -----------------------
TOTAL CONTRACT
  OWNER EQUITY:...   $    23,134,691    $      27,842,276   $      79,623,690    $        31,923,947
                    -----------------  -------------------  -----------------  -----------------------
                    -----------------  -------------------  -----------------  -----------------------

                                                 SUBACCOUNTS (CONTINUED)
                    ----------------------------------------------------------------------------------
                                              SMALL
                                         CAPITALIZATION
                    FLEXIBLE MANAGED          STOCK              GLOBAL           NATURAL RESOURCES
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......    36,321,618.068       10,592,779.335      10,486,229.266          4,717,583.475
Unit value
  (Discovery
  Preferred):.....   $       1.15341    $         1.22662   $         1.19505    $           1.37239
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....   $    41,893,717    $      12,993,315   $      12,531,568    $         6,474,364
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........               N/A                  N/A       1,375,155.605                    N/A
Unit value
  (Discovery
  Select):........               N/A                  N/A   $         1.19505                    N/A
                    -----------------  -------------------  -----------------  -----------------------
Contract Owner
  Equity
  (Discovery
  Select):........               N/A                  N/A   $       1,643,380                    N/A
                    -----------------  -------------------  -----------------  -----------------------
TOTAL CONTRACT
  OWNER EQUITY:...   $    41,893,717    $      12,993,315   $      14,174,948    $         6,474,364
                    -----------------  -------------------  -----------------  -----------------------
                    -----------------  -------------------  -----------------  -----------------------

                                       A9

NOTE 5:  CHARGES AND EXPENSES

A. Mortality Risk and Expense Risk Charges

     The mortality risk and expense risk charges at an effective annual rate of 1.25% are applied against the net assets representing equity of Discovery Preferred and Discovery Select Contract owners held in each subaccount. Mortality risk is that Annuitants may live longer than estimated and expense risk is that the cost of issuing and administering the policies may exceed the estimated expenses. For 1996, the amount of charges paid to Pruco Life for Discovery Preferred was $1,870,725. For 1996, the amount of charges paid to Pruco Life for Discovery Select was $113,273.

B. Administration Charge

     The administration charge at an effective annual rate of .15% is applied against the net assets representing equity of Discovery Preferred and Discovery Select Contract owners held in each subaccount. Administration charges include costs associated with issuing the Contract, establishing and maintaining records, and providing reports to Contract owners. For 1996 the amount of these charges paid to Pruco Life for Discovery Preferred was $225,711. For 1996 the amount of these charges paid to Pruco Life for Discovery Select was $13,667.

C.  Withdrawal Charge

     Subsequent to a Contract owner redemption, a withdrawal charge may be made upon full or partial withdrawals. The charge compensates Pruco Life for paying all of the expenses of selling and distributing the Contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature, and other promotional activities. No withdrawal charge is imposed whenever earnings are withdrawn. For 1996, the amount of these charges paid to Pruco Life for Discovery Preferred was $88,036. For 1996, the amount of these charges paid to Pruco Life for Discovery Select was $2,633.

NOTE 6: TAXES

     Pruco Life is taxed as a "life insurance company" under the Internal Revenue Code and the operations of the Account form a part of and are taxed with those of Pruco Life. Under current federal law, no federal income taxes are payable by the Account. As such, no provision for tax liability has been recorded.

NOTE 7: NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM EQUITY TRANSFERS

     The increase (decrease) in net assets resulting from equity transfers represents the net contributions (withdrawals) of Pruco Life to (from) the Account.

                                      A10

NOTE 8:  PURCHASES AND SALES OF INVESTMENTS

The aggregate costs of purchases and proceeds from sales of investments in the Series Fund, Inc. were as follows:

                                                       PORTFOLIOS
                    ---------------------------------------------------------------------------------
                      MONEY MARKET      DIVERSIFIED BOND    HIGH YIELD BOND    CONSERVATIVE BALANCED
                    -----------------  -------------------  ----------------  -----------------------
For the year ended
December 31, 1996
Purchases.........    $  41,218,000       $  26,276,000      $   26,393,000       $    70,905,000
Sales.............    $  (1,019,000)      $  (1,007,000)     $     (106,000)      $             0


                                                 PORTFOLIOS (CONTINUED)
                    ---------------------------------------------------------------------------------
                                                                                    PRUDENTIAL
                       STOCK INDEX        EQUITY INCOME          EQUITY              JENNISON
                    -----------------  -------------------  ----------------  -----------------------
For the year ended
December 31, 1996
Purchases.........    $  24,281,000       $  26,245,000      $   76,538,000       $    33,037,000
Sales.............    $           0       $           0      $            0       $    (1,185,000)

                                                 PORTFOLIOS (CONTINUED)
                    ---------------------------------------------------------------------------------
                                              SMALL
                                         CAPITALIZATION                               NATURAL
                    FLEXIBLE MANAGED          STOCK              GLOBAL              RESOURCES
                    -----------------  -------------------  ----------------  -----------------------
For the year ended
December 31, 1996
Purchases.........    $  41,174,000       $  12,361,000      $   13,860,000       $     6,236,000
Sales.............    $  (1,204,000)      $    (170,000)     $     (182,000)      $       (58,000)

                                      A11

REPORT OF INDEPENDENT ACCOUNTANTS

To the Contract Owners of
Discovery Preferred Variable Annuity Subaccounts of
Pruco Life Flexible Premium Variable Annuity Account and the Board of Directors of Pruco Life Insurance Company

In our opinion, the accompanying statements of net assets and the related statements of operations and of changes in net assets present fairly, in all material respects, the financial position of Money Market Subaccount, Diversified Bond Subaccount, High Yield Bond Subaccount, Conservative Balanced Subaccount, Stock Index Subaccount, Equity Income Subaccount, Equity Subaccount, Prudential Jennison Subaccount, Flexible Managed Subaccount, Small Capitalization Stock Subaccount, Global Subaccount and Natural Resources Subaccount of Pruco Life Flexible Premium Variable Annuity Account at December 31, 1996, and the results of each of their operations and the changes in each of their net assets for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Pruco Life Insurance Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of shares owned in The Prudential Series Fund, Inc. at December 31, 1996, provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
New York, New York
March 31, 1997

                                      A12

INDEPENDENT AUDITORS' REPORT

To the Contract Owners of
Pruco Life Flexible Premium Variable Annuity
Account and the Board of Directors
of Pruco Life Insurance Company
Newark, New Jersey

We have audited the accompanying statements of changes in net assets of Pruco Life Flexible Premium Variable Annuity Account of Pruco Life Insurance Company (comprising, respectively, the Money Market, Diversified Bond, Equity, Flexible Managed, Conservative Balanced, High Yield Bond, Equity Income, Natural Resources, Global, Prudential Jennison, and Small Capitalization Stock subaccounts) for the periods presented in the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the changes in net assets of each of the respective subaccounts constituting the Pruco Life Flexible Premium Variable Annuity Account for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Parsippany, New Jersey
February 15, 1996

                                      A13


                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION



                                                              DECEMBER 31,
                                                      1996                   1995
                                                   -----------            ------------
                                                                (000'S)
ASSETS
Fixed maturities
    Held to maturity                               $  405,731             $   437,727
    Available for sale                              2,236,817               2,144,854
Equity securities                                       3,748                   4,036
Mortgage loans                                         46,915                  64,464
Investment real estate                                      -                   4,059
Policy loans                                          639,782                 569,273
Other long term investments                             4,528                   4,159
Short term investments                                169,830                 228,016
                                                   -----------            ------------
    Total invested assets                           3,507,351               3,456,588
                                                   -----------            ------------
Cash                                                   73,766                  41,435
Deferred policy acquisition costs                     633,159                 566,976
Premiums due                                            9,084                   6,367
Accrued investment income                              62,110                  59,862
Receivable from affiliates                              1,901                   8,275
Federal income tax receivable                           7,191                   6,375
Reinsurance recoverable on unpaid losses               27,014                  27,914
Other assets                                           20,000                  12,578
Separate Account assets                             5,336,851               4,285,268
                                                   -----------            ------------
TOTAL ASSETS                                       $9,678,427              $8,471,638
                                                   ===========            ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Future policy benefits and other policyholders'
   liabilities                                     $  557,351             $   501,200
Policyholders' account balances                     2,188,862               2,218,330
Deferred federal income tax payable                   148,960                 141,048
Payable to affiliate                                   51,729                  41,584
Other liabilities                                      55,090                  37,387
Separate Account liabilities                        5,277,454               4,263,896
                                                   -----------            ------------
Total Liabilities                                   8,279,446               7,203,445
                                                   -----------            ------------
Contingencies - Note 9
Stockholder's Equity
Common Stock, $10 par value;
        1,000,000 shares, authorized;
        250,000 shares, issued and outstanding at
        December 31, 1996 and 1995                      2,500                   2,500
Paid-in-capital                                       439,582                 439,582
Net unrealized investment gains (less deferred
   income tax)                                         12,402                  30,836
Retained earnings                                     944,497                 795,275
                                                   -----------            ------------
Total Stockholder's Equity                          1,398,981               1,268,193
                                                   -----------            ------------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                               $9,678,427              $8,471,638
                                                   ===========            ============





               SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                      1996       1995        1994
                                                   -----------------------------------
                                                                (000'S)
REVENUES
Premiums                                           $   51,525  $  42,089   $   22,689
Policy charges and fee income                         324,976    319,012      308,753
Net investment income                                 247,328    246,618      241,132
Realized investment gains (losses)                     10,835     13,200     (41,074)
Other income                                           20,818     26,986       13,259
                                                   -----------------------------------

Total Revenues                                        655,482    647,905      544,759
                                                   -----------------------------------

BENEFITS AND EXPENSES

Policyholders' benefits                               186,873    153,987      121,949
Interest credited to policyholders' account
   balances                                           118,246    126,926      113,711
Other operating costs and expenses                    122,006    134,790      179,173
                                                   -----------------------------------

Total Benefits and Expenses                           427,125    415,703      414,833
                                                   -----------------------------------

Income before income tax provision                    228,357    232,202      129,926
                                                   -----------------------------------

Income tax provision                                   79,135     79,558       48,031
                                                   -----------------------------------

NET INCOME                                         $  149,222  $ 152,644     $ 81,895
                                                   ===================================






                        SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                       1996       1995        1994
                                                   -----------------------------------
                                                                (000'S)
Common Stock

Balance, beginning of year                         $    2,500   $   2,500   $   2,500
Issued during year                                          -           -           -
                                                   -----------------------------------

Balance, end of year                                    2,500       2,500       2,500
                                                   -----------------------------------

Paid in Capital

Balance, beginning of year                            439,582     439,582     439,582
Paid in during year                                         -           -           -
                                                   -----------------------------------

Balance, end of year                                  439,582     439,582     439,582
                                                   -----------------------------------

Net Unrealized Investment Gains (Losses)
   (Less Deferred Income Tax)

Balance, beginning of year                             30,836      (1,349)          -
Adoption of SFAS 115                                        -     (39,762)          -
Net change in unrealized investment
   gains (losses)                                     (18,434)     71,947      (1,349)
                                                   -----------------------------------

Balance, end of year                                   12,402      30,836      (1,349)
                                                   -----------------------------------

RETAINED EARNINGS

Balance, beginning of year                            795,275     642,631     560,736
Net income                                            149,222     152,644      81,895
                                                   -----------------------------------

Balance, end of year                                  944,497     795,275     642,631
                                                   -----------------------------------

TOTAL STOCKHOLDER'S EQUITY                         $1,398,981  $1,268,193  $1,083,364
                                                   ===================================






                        SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED
                                                                                     DECEMBER 31,
                                                                          1996           1995            1994
                                                                    ------------------------------------------
                                                                                        (000'S)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                           $   149,222    $   152,644    $    81,895
Adjustments to reconcile net income to net cash from
     operating activities:
     Increase in future policy benefits and other policyholders'
         liabilities                                                      56,151         22,877         31,932
     General account policy fee income                                   (50,286)       (56,637)       (48,401)
     Interest credited to policyholders' account balances                118,246        126,926        113,711
     Net decrease (increase) in Separate Accounts                        (38,025)        (3,520)        (4,121)
     Net realized investment (gains) losses                              (10,835)       (13,200)        41,074
     Amortization and other non-cash items                                26,709         (8,106)         6,228
     Change in:
         Accrued investment income                                        (2,248)          (480)        (2,597)
         Premiums due                                                     (2,717)        (1,957)        (1,374)
         Receivable from affiliates                                        6,374           (758)          (637)
         Note receivable from affiliate                                     --             --           50,000
         Deferred policy acquisition costs                               (66,183)        31,318         34,124
         Federal income tax receivable                                      (816)        12,031        (28,908)
         Other assets                                                     (6,522)       (12,689)       (11,121)
         Payable to affiliate                                             10,145         11,327        (24,029)
         Deferred federal income tax payable                               7,912         30,779           --
         Other liabilities                                                17,703        (61,306)        (5,293)
                                                                     -----------------------------------------
Cash Flows From Operating Activities                                     214,830        229,249        232,483
                                                                     -----------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from the sale/maturity of:
         Fixed maturities:
               Held to maturity                                          138,127        144,898      2,710,423
               Available for sale                                      3,886,254      1,886,687           --
         Equity securities                                                 7,527          5,557          1,910
         Mortgage loans                                                   19,226          7,395         10,821
         Other long term investments                                         288          1,559            607
         Investment real estate                                            4,488          2,926          8,677
     Payments for the purchase of:
         Fixed maturities:
               Held to maturity                                         (114,494)      (135,092)    (2,561,082)
               Available for sale                                     (4,008,810)    (1,741,139)          --
         Equity securities                                                (4,697)        (4,279)        (2,436)
         Mortgage loans                                                     --             --          (35,276)
         Other long term investments                                        (657)        (1,674)        (1,584)
     Policy loans                                                        (70,509)       (75,411)       (73,591)
     Net proceeds (payments) of short term investments                    58,186        (36,482)         9,845
                                                                     -----------------------------------------
Cash Flows From Investing Activities                                     (85,071)        54,945         68,314
                                                                     -----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Policyholders' account balances:
          Deposits                                                       536,370         95,039        114,105
          Withdrawals (net of transfers to/from separate accounts)      (633,798)      (365,578)      (387,793)
                                                                     -----------------------------------------
Cash Flows From Financing Activities                                     (97,428)      (270,539)      (273,688)
                                                                     -----------------------------------------
     Net increase in Cash                                                 32,331         13,655         27,109
     Cash, beginning of year                                              41,435         27,780            671
                                                                     -----------------------------------------
CASH, END OF YEAR                                                    $    73,766    $    41,435    $    27,780
                                                                     =========================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
      Income taxes paid                                              $    61,760    $    53,107    $    56,089
                                                                     =========================================



               SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994

    1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPLES

    A.  Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of Pruco Life Insurance Company (Pruco Life), a stock life insurance company, and its subsidiaries (collectively, the Company). Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a mutual life insurance company. The Company markets individual life insurance and deferred annuities primarily through Prudential's sales force in the United States, and in Taiwan. All significant intercompany balances and transactions have been eliminated in consolidation.

    B.  Basis of Presentation

    The Financial Accounting Standards Board (FASB) issued Interpretation No. 40 "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises", as amended by Statement of Financial Accounting Standards (SFAS) No. 120 "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts", effective for fiscal years beginning after December 15, 1995. Financial statements of mutual life insurance companies, and their wholly owned stock life insurance subsidiaries, for periods beginning after December 15, 1995 which are prepared on the basis of statutory accounting practices will no longer be characterized as in conformity with generally accepted accounting principles (GAAP). As a result, the Company has prepared its 1996 consolidated financial statements in accordance with all applicable GAAP pronouncements. The 1995 and 1994 consolidated financial statements, which were previously prepared on the statutory basis of accounting, have been restated in accordance with GAAP. The cumulative effect of adopting GAAP as of January 1, 1994 was an increase in retained earnings of $378.3 million. See Note 7 for a reconciliation of the Company's surplus and net income determined in accordance with statutory accounting practices with equity and net income determined on a GAAP basis.

    On January 1, 1995, the Company adopted SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," which expanded the use of fair value accounting for those securities that a company does not have positive intent and ability to hold to maturity. Implementation of this statement decreased stockholder's equity by $39.8 million net of deferred income tax benefit of $21.4 million. In 1994 prior to the adoption of SFAS 115, all fixed maturities were carried at amortized cost.

    C.  Investments

    Fixed Maturities - Securities held to maturity are those that the Company has the positive intent and ability to hold to maturity and are principally reported at amortized cost. Amortized cost is adjusted to estimated fair value for impairments which are deemed to be other than temporary.

    Where the Company may not have the positive intent to hold fixed maturities until maturity, the securities are classified as "Available for Sale." These securities are reported at market value based principally on their quoted market prices. The associated unrealized gains and losses, net of income taxes and deferred policy acquisition costs, are included as a component of equity or if deemed to be other than temporary, are included as a realized loss.

    Equity Securities consist primarily of common and preferred stocks. Marketable equity securities are reported at market value based principally on their quoted market prices. Cost basis of the equity securities is $3.9 million and $5.3 million as of December 31, 1996 and 1995, respectively. The associated unrealized gains and losses are included as a component of equity.

    Mortgage Loans and Policy Loans are stated primarily at unpaid principal balances, net of unamortized discounts. Interest income is recognized as net investment income earned.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    Investment Real Estate acquired through foreclosure during 1994 was sold in 1996 for $4.5 million.

    Other Long Term Investments, which consist of limited partnerships, are valued at the aggregate net equity in the partnerships. Certain investments in this category were non-income producing at December 31, 1995. These investments were $.3 million at December 31, 1995. There were no non-income producing investments at December 31, 1996 and 1994.

    Partnership and joint venture interests in which the Company does not have control and a majority economic interest are reported on the equity basis of accounting. Non real estate related interests of $4.5 million and $4.1 million are included in other long term investments, at December 31, 1996 and 1995, respectively. The Company's share of net income from such entities was $1.4 million, $.3 million, and $1.9 million for the years ended December 31, 1996, 1995, and 1994, respectively, and is reported in net investment income.

    Realized investment gains and losses are reported based on specific identification of the investments sold.

    Short-term investments are fixed maturities that mature within one year, and are reported at estimated fair value.

    D.  Revenue Recognition and Related Expenses

    Universal life contracts are long duration life insurance contracts that involve significant mortality and morbidity risk with both fixed and guaranteed terms. Investment contracts are long duration contracts that do not subject the insurance enterprise to risks arising from policyholder mortality or morbidity. Amounts received as payments for these contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist primarily of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration fees and surrender charges. Policy benefits and claims that are charged to expenses include benefit claims incurred in the period in excess of related policyholders' account balances.

    Premiums, policy benefits and claims from traditional life and annuity policies, generally are recognized in operations when due.

    E.  Deferred Policy Acquisition Costs

    Acquisition costs consist of commissions and other costs which vary with and are primarily related to the production or acquisition of new business. Acquisition costs related to universal life products and investment-type contracts are deferred and amortized in proportion to total estimated gross profits arising principally from investment results, mortality, expense margins and surrender charges based on historical and anticipated future experience. Amortization of deferred policy acquisition costs was $9.3 million, $54.4 million, and $76.0 million for the years ended December 31, 1996, 1995, and 1994, respectively. Deferred policy acquisition costs are analyzed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. The effect on the deferred policy acquisition asset that would result from realization of unrealized investment gains (losses) is recognized with an offset to unrealized investment gains (losses) in consolidated stockholder's equity.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    F.   Future Policy Benefits and Policyholders' Account Balances

    Benefit reserve liabilities for payout annuities such as matured deferred annuities and supplementary contracts represent the present values of estimated future benefits payments and related expenses. Present values for these contracts are computed using interest rates ranging from 6.5% to 11%. The mortality assumption for these contracts is the 83 IAM tables. Reserves for supplementary benefits are stated at interest rates that vary from 4% to 6.5% using mortality and morbidity assumptions either from company experience or various actuarial tables.

    When liabilities for future policy benefits plus the present value of expected future gross deposits are insufficient to provide expected future policy benefits and expenses, unrecoverable deferred policy acquisition costs are written off and thereafter, if required, a premium deficiency reserve is established as a charge to income.

    Policyholders' account balances for universal life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross deposits plus interest credited less expense and mortality charges and withdrawals.

    Interest crediting rates on life insurance products range from 3.35% to 7%.


    G.  Separate Accounts

    Separate Accounts represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the policyholders, with the exception of the Pruco Life Modified Guaranteed Annuity Account. The Pruco Life Modified Guaranteed Annuity Account is a non-unitized separate account, which funds the Modified Guaranteed Annuity Contract and the Market Value Adjustment Annuity Contract. Owners of the Pruco Life Modified Guaranteed Annuity and the Market Value Adjustment Annuity Contracts do not participate in the investment gain or loss from assets relating to such accounts. Such gain or loss is borne, in total, by the Company.

    All Separate Account assets are carried at market value. Deposits to all Separate Accounts are reported as increases in Separate Account liabilities, which equal the Separate Account policy account fund values. Charges assessed against Policyholders' account balances for mortality, policy administration and surrender charges are included in policy charges and fee income. Mortality and expense risk charges are applied against the Policyholders' account balance. The Separate Account assets are legally segregated and are not subject to claims that arise out of any other business of the Company.

    H.  Estimates

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994



2.  FIXED MATURITIES

Gross unrealized gains and losses for securities classified as Held to Maturity and Available for Sale, by major security type, are as follows:

                                                DECEMBER 31, 1996
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies                $       -       $       -       $       -       $       -

Foreign government bonds                         -               -               -               -

Corporate securities                       405,731          10,947             576         416,102

Mortgage-backed securities                       -               -               -               -

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                    $ 405,731       $  10,947       $     576       $ 416,102
---------------------------------------------------------------------------------------------------





                                                DECEMBER 31, 1996
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Available For Sale
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies              $    32,055       $      30        $    174    $     31,911

Foreign government bonds                    90,447             857             205          91,099

Corporate securities                     2,087,250          30,365           4,206       2,113,409

Mortgage-backed securities                     398               -               -             398

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                  $ 2,210,150       $  31,252        $  4,585    $  2,236,817
---------------------------------------------------------------------------------------------------


                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994




                                                DECEMBER 31, 1995
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies              $         -     $         -     $         -      $        -

Foreign government bonds                         -               -               -               -

Corporate securities                       437,727          18,629           1,805         454,551

Mortgage-backed securities                       -               -               -               -

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                  $   437,727     $    18,629     $     1,805      $  454,551
---------------------------------------------------------------------------------------------------





                                                DECEMBER 31, 1995
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Available For Sale
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies             $    324,854     $     6,830     $        61    $    331,623

Foreign government bonds                    73,042           3,055               -          76,097

Corporate securities                     1,507,248          54,545           2,168       1,559,625

Mortgage-backed securities                 169,190           8,717             398         177,509

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                 $  2,074,334     $    73,147     $     2,627    $  2,144,854
---------------------------------------------------------------------------------------------------


                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994



The amortized cost and estimated fair value of fixed maturities at December 31, 1996, categorized by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties.



                                DECEMBER 31, 1996
------------------------------------------------------------------------------
                                                                     Estimated
                                                        Amortized       Fair
(000's)                                                    Cost        Value
------------------------------------------------------------------------------
Held to Maturity

Due in one year or less                                $   28,653   $   28,762

Due after one year through five years                     156,013      158,183

Due after five years through ten years                    194,765      202,766

Due after ten years                                        26,300       26,391

Mortgage-backed securities                                   --           --
------------------------------------------------------------------------------

Total                                                  $  405,731   $  416,102
------------------------------------------------------------------------------




                                DECEMBER 31, 1996
------------------------------------------------------------------------------
                                                                     Estimated
                                                        Amortized       Fair
(000's)                                                    Cost        Value
------------------------------------------------------------------------------
Available For Sale

Due in one year or less                                $  130,400   $  131,301

Due after one year through five years                   1,561,854    1,578,979

Due after five years through ten years                    398,090      404,920

Due after ten years                                       119,408      121,219

Mortgage-backed securities                                    398          398
------------------------------------------------------------------------------

Total                                                  $2,210,150   $2,236,817
------------------------------------------------------------------------------


Proceeds from the sale of fixed maturities during 1996, 1995, and 1994 were $3.8 billion, $1.8 billion, and $2.6 billion, respectively. Gross gains of $28.7 million, $28.8 million, and $16.8 million and gross losses of $19.7 million, $17.5 million, and $49.8 million were realized on those sales during 1996, 1995, and 1994, respectively.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994

3.  Net Investment Income                                         YEAR ENDED
                                                                  DECEMBER 31,
                                                        1996         1995         1994
                                             -------------------------------------------
                                                                    (000'S)
Net investment income consists of:
  Gross investment income
       Fixed maturities
            Held to maturity                         $  33,419    $  33,458    $ 196,909
            Available for sale                         152,445      160,740         --
       Equity securities                                    44          104           14
       Mortgage loans                                    5,669        7,757        4,041
       Investment real estate                              613          647        2,146
       Policy loans                                     33,449       29,775       25,692
       Short term investments                           16,780       15,092       12,676
       Other                                             9,438        3,949        5,075
                                             -------------------------------------------
                                                       251,857      251,522      246,553
  Investment expenses                                   (4,529)      (4,904)      (5,421)
                                             ===========================================
  Net investment income                              $ 247,328    $ 246,618    $ 241,132
                                             ===========================================


4.  Investment Gains (Losses)
                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                                        1996         1995         1994
                                             -------------------------------------------
                                                                    (000'S)
Realized investment gains (losses)
       Fixed maturities - Available for sale         $   9,036    $  11,359    $ (38,180)
       Equity securities                                   781        2,020          503
       Mortgage loans                                    1,677          (90)      (4,581)
       Investment real estate                              487          (99)       1,184
       Other                                            (1,146)          10         --
                                             -------------------------------------------

Realized investment gains (losses)                   $  10,835    $  13,200    $ (41,074)
                                             ===========================================


                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                                          1996         1995         1994
                                             -------------------------------------------
                                                                    (000'S)
Net unrealized investment gains
    (losses), beginning of period                    $  30,836    $  (1,349)   $    --

Net unrealized investment gains (losses)
    Fixed maturities - Available for sale              (43,853)     131,712         --
    Equity securities                                    1,403          827       (2,108)
                                             -------------------------------------------
                                                       (42,450)     132,539       (2,108)

Deferred income tax benefit (provision)                 15,398      (47,714)         759
Deferred policy acquisition costs
    (net of deferred income taxes)                       8,618      (12,878)        --
                                             -------------------------------------------
Net change in unrealized
    investment gains (losses)                          (18,434)      71,947       (1,349)

Adoption of SFAS 115                                      --        (39,762)        --

                                             -------------------------------------------
Net unrealized investment gains
    (losses), end of period                          $  12,402    $  30,836       (1,349)
                                             ===========================================

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


5.  Fair Value Information

The fair value amounts have been determined by the Company using available information and reasonable valuation methodologies. Considerable judgment is applied, as necessary, in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented may not be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair values.

The following methods and assumptions were used in calculating the fair values.

Fixed Maturities - Fair values for fixed maturities, other than private placement securities, are based on quoted market prices or estimates from independent pricing services. Fair values for private placement securities are estimated using a discounted cash flow model which considers the current market spreads between the U.S. Treasury yield curve and corporate bond yield curve adjusted for the type of issue, its current quality and its remaining average life.

Equity Securities - Fair value is based on quoted market prices.

Mortgage Loans - The fair value of the mortgage loan portfolio is primarily based upon the present value of the scheduled cash flows discounted at the appropriate U.S. Treasury rate, adjusted for the current market spread for a similar quality mortgage.

Policy Loans - The estimated fair value is calculated using a discounted cash flow model based upon current U.S. Treasury rates and historical loan repayments.

Policyholders' Account Balances - Fair values for policyholders' account balances are equal to the policy account values.

Short-term Investments - Fair values for short-term investments are based on quoted market prices or estimates from independent pricing services.

The following table discloses the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995:

                                                           1996                                1995
                                            CARRYING VALUE      FAIR VALUE        CARRYING VALUE      FAIR VALUE
                                            --------------      ----------        --------------      ----------
                                                                         (000'S)
Financial Assets:
     Fixed maturities:
          Held to maturity                 $     405,731   $     416,102         $     437,727   $     454,551
          Available for sale                   2,236,817       2,236,817             2,144,854       2,144,854
     Mortgage loans                               46,915          46,692                64,464          63,635
     Policy loans                                639,782         623,218               569,273         577,975
     Equity securities                             3,748           3,748                 4,036           4,036
     Short-term investments                      169,830         169,830               228,016         228,016

Financial Liabilities:
     Policyholders'
        account balances                   $   2,188,862   $   2,188,862         $   2,218,330   $   2,218,330

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


6.  Income Taxes

The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return in addition to separate company state and local tax returns. The Internal Revenue Code limits the amount of nonlife insurance losses that may offset life insurance company taxable income. Companies operating outside the United States are taxed under applicable foreign statutes.

Pursuant to the tax allocation arrangement, total federal income tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal tax provision. The Company has a net receivable from Prudential of $7.2 million and $6.4 million as of December 31, 1996 and 1995, respectively.

Deferred income taxes are generally recognized when assets and liabilities have different values for financial statement and tax reporting purposes.


The components of income taxes are as follows:

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                             1996       1995       1994
                                    -------------------------------------
                                                       (000'S)
Current income tax provision:
   Federal income tax                      $ 59,489   $ 65,131   $ 59,641
   State and local income tax                   703      1,876      3,036
   Foreign income tax                             4          7          7
                                    -------------------------------------
   Total current income tax                  60,196     67,014     62,684
Deferred income tax provision
     (benefit):
   Federal income tax                        18,413     12,196    (14,246)
   State and local income tax                   526        348       (407)
                                    -------------------------------------
   Total deferred income tax                 18,939     12,544    (14,653)
                                    -------------------------------------
Total income tax provision                 $ 79,135   $ 79,558   $ 48,031
                                    =====================================



The income tax provision is different from the amount computed using the expected federal income tax rate of 35% for the following reasons:

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                              1996       1995       1994
                                      -------------------------------------
                                                        (000'S)

Expected federal income tax expense        $ 79,926    $ 81,271    $ 45,474
State income taxes                            1,229       2,224       2,629
Other                                        (2,020)     (3,937)        (72)
                                      =====================================
Total income tax provision                 $ 79,135    $ 79,558    $ 48,031
                                      =====================================

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994



The components of net deferred income taxes payable are as follows:

                                                    YEAR ENDED
                                                   DECEMBER 31,
                                              1996              1995
                                        ------------------------------
                                                      (000'S)
Deferred Income Tax Assets
Insurance liabilities                      $  38,532         $  40,732
Other                                           --                --
                                        ------------------------------
Total deferred income tax assets           $  38,532         $  40,732
                                        ==============================

Deferred Income Tax Liabilities
Deferred acquisition costs                 $ 173,785         $ 153,526
Net investment gains                          12,502            28,157
Other                                          1,205                97
                                        ------------------------------
Total deferred income tax liabilities        187,492           181,780
                                        ------------------------------
Deferred federal income tax payable        $ 148,960         $ 141,048
                                        ==============================



The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns through 1989. The Service is examining the years 1990 through 1992. Discussions are being held with the Service with respect to proposed adjustments. However, management believes there are adequate defenses against, or sufficient reserves to provide for, such adjustments.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    7.  Stockholder's Equity Reconciliation

    The reconciliation of statutory net income to GAAP net income, and statutory surplus to GAAP equity as of December 31, 1996, 1995, and 1994 are as follows:

                                                   1996               1995               1994
                                        ---------------------------------------------------------
                                                                 (000'S)
Statutory net income                           $    73,847        $   157,751        $    52,955
     Deferred acquisition costs                     48,862             (6,103)           (34,124)
     Deferred premium                                1,295               (743)             1,122
     Insurance liabilities                          10,211             22,890             31,780
     Income taxes                                   (7,780)           (27,669)            42,755
     Interest maintenance reserve                      365              5,480            (24,704)
     Separate accounts and other                    22,422              1,038             12,111
                                        ---------------------------------------------------------
GAAP net income                                $   149,222        $   152,644        $    81,895
                                        =========================================================


Statutory surplus                              $   901,645        $   829,022        $   676,087
     Investment valuation                           26,678             70,776                  -
     Deferred acquisition costs                    633,159            566,976            598,294
     Deferred premium                              (11,859)           (13,154)           (12,412)
     Insurance liabilities                        (124,781)          (153,995)           (71,076)
     Income taxes                                 (124,823)          (128,070)           (82,167)
     Asset valuation reserve and interest
           maintenance reserve                      68,733             64,551             23,690
     Other                                          30,229             32,087            (49,052)
                                        ---------------------------------------------------------
GAAP stockholder's equity                      $ 1,398,981        $ 1,268,193        $ 1,083,364
                                        =========================================================



    The New York State Insurance Department ("Department") recognizes only statutory accounting for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    8.  Related Party Transactions

    A.  Service Agreements

    The Company, Prudential, and Pruco Securities Corporation, an indirect wholly-owned subsidiary of Prudential, operate under service and lease agreements whereby services of officers and employees, supplies, use of equipment and office space are provided. The net cost of these services allocated to the Company were $102 million, $98 million and $78 million for the years ended December 31, 1996, 1995, and 1994, respectively.

    B.  Pension Plans

    The Company is a wholly-owned subsidiary of Prudential which sponsors several defined benefit pension plans that cover substantially all of its employees. Benefits are generally based on career average earnings and credited length of service. Prudential's funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service contribution guidelines.

    No pension expense for contributions to the plan was allocated to the Company in 1996, 1995, or 1994 because the plan was subject to the full funding limitation under the Internal Revenue Code.

    C.  Postretirement Life and Health Benefits

    Prudential also sponsors certain life insurance and health care benefits for its retired employees. Substantially all employees may become eligible to receive a benefit if they retire after age 55 with at least 10 years of service. Prudential elected to amortize its obligation over twenty years. A provision for contributions to the postretirement fund is included in the net cost of services allocated to the Company discussed above for the years ended December 31, 1996, 1995, and 1994.

    D.  Reinsurance

    The Company currently has three reinsurance agreements in place with Prudential (the reinsurer). Specifically: reinsurance Group Annuity Contract, whereby the reinsurer, in consideration for a single premium payment by the Company, provides reinsurance equal to 100% of all payments due under the contract, and two yearly renewable term agreements in which the Company may offer and the reinsurer may accept reinsurance on any life in excess of the Company's maximum limit of retention. The Company is not relieved of its primary obligation to the policyholder as a result of these reinsurance transactions. These agreements had no material effect on net income for the years ended December 31, 1996, 1995, and 1994.

    9.  Contingencies

    Several actions have been brought against the Company on behalf of those persons who purchased life insurance policies based on complaints about sales practices engaged in by Prudential, the Company and agents appointed by Prudential and the Company. Prudential has agreed to indemnify the Company for any and all losses resulting from such litigation.

    10.  Dividends

    The Company is subject to Arizona law which limits the amount of dividends that insurance companies can pay to stockholders. The maximum dividend which may be paid in any twelve month period without notification or approval is limited to the lesser of 10% of surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations and the Company's surplus position at December 31, 1996, the Company would be permitted a maximum of $48 million in dividend distribution in 1997, all of which could be paid in cash, without approval from The State of Arizona Department of Insurance.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Pruco Life Insurance Company


In our opinion, the accompanying consolidated statement of financial position and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Pruco Life Insurance Company and its subsidiaries at December 31, 1996, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP
--------------------------
PRICE WATERHOUSE LLP
New York, New York
March 21, 1997

INDEPENDENT AUDITORS' REPORT


To The Board of Directors of
Pruco Life Insurance Company
Newark, New Jersey


We have audited the accompanying consolidated statement of financial position of Pruco Life Insurance Company and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements presents fairly, in all material respects, the consolidated financial position of Pruco Life Insurance Company and subsidiaries as of December 31, 1995, and the consolidated results of operations and cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company has retroactively adopted all applicable generally accepted accounting principles relating to stock life insurance subsidiaries of mutual life insurance companies and has changed, as of January 1, 1995, the method of accounting for fixed maturity investments.


/s/ DELOITTE & TOUCHE LLP
Parsippany, N.J.
December 19, 1996

     WITH RESPECT TO RESIDENTS OF STATES OTHER THAN PENNSYLVANIA, IN WHICH
       DISCOVERY PREFERRED IS BEING OFFERED. WITH RESPECT TO RESIDENTS OF
                          PENNSYLVANIA, SEE PAGE C-3.


                       MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

    1. The number of whole months remaining in the existing interest rate period.

    2.  The guaranteed interest rate.

    3. The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

Stated as a formula, the Market Value Factor is equal to:

    (M/12) x (R-C), not to exceed +0.40 or be less than -0.40;

Where,

    M = the number of whole months (not to be less than one) remaining in the interest rate period.

    R = the Contract's guaranteed interest rate expressed as a decimal.
        Thus 6.2% is converted to 0.062.

    C = the interest rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest rate period, plus 1 year as of the date the request for a withdrawal or transfer is received.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

The steps below explain how a Market-Value Adjustment is calculated.

    STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 1 2.

    STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

    STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0 4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0 4, use the value 0.4.

    STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

    STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a Market-Value Adjustment and the determination of the withdrawal charge. Suppose a Contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the Contract owner does not provide any withdrawal instructions) . On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the Contract Fund on that date is equal to $17,985.23.

On February 1, 2000, the interest rate declared by Pruco Life for the duration of 5 years (4 whole years remaining until September 30, 2004, plus one year) is 11%.

The following computations would be made:

    1. Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

    2. Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

                          DATE           PAYMENT          FREE
                         -------         -------         ------
                         12/1/95         $10,000         $1,000
                         12/1/96                         $2,000
                         10/1/97         $ 5,000         $2,500
                         12/1/97                         $4,000
                         12/1/98                         $5,500
                         12/1/99                         $7,000

        The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

    3. Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

               $8,500.00 requested withdrawal amount
              -$7,000.00 charge-free
              ----------
               $1,500.00 additional amount needed to complete withdrawal

        The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

               $1,500.00 / (1 -.03) =
               $1,500.00 /    0.97  = $1,546.39 grossed-up amount

        Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

               $1,546.39 grossed-up amount
               x     .03 withdrawal charge rate
               ---------
               $   46.39 withdrawal charge

    4. The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11 % is the interest rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

               -0.13750 x $5,985.23 =  - 822.97 negative MVA
                                     $ 5,985.23 unadjusted value
                                     ----------
                                     $ 5,162.26 adjusted value
                                     $12,000.00 Equity value
                                     ----------
                                     $17,162.26 adjusted Contract Fund

    5. The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

               Equity   ($  12,000 / $17,162.26) x $8,546.39 = $5,975.71
               7-Yr MVA ($5,162.26 / $17,162.26) x $8,546.39 = $2,570.68
                                                               ---------
                                                               $8,546.39

    6. The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leave $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

WITH RESPECT TO RESIDENTS OF PENNSYLVANIA ONLY, PAGES C1--C3 ARE HEREBY DELETED AND REPLACED IN THEIR ENTIRETY WITH THE FOLLOWING:

                       MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

    1. The number of whole months remaining in the existing interest rate period.

    2.  The guaranteed interest rate.

    3. The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

Stated as a formula, the Market Value Factor is equal to:

    (M/12) x (R-C), not to exceed +0.40 or be less than -0.40;

Where,

    M = the number of whole months (not to be less than one) remaining in the interest rate period.

    R = the Contract's guaranteed interest rate expressed as a decimal.
        Thus 6.2% is converted to 0.062.

    C = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n + 1) year rate + (365 -m)/365 x n year rate, where 'n' equals years and 'm' equals days remaining in year 'n' of the existing interest rate period.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

The steps below explain how a Market-Value Adjustment is calculated.

    STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one)by 12.

    STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

    STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

    STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

    STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

    STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a Market-Value Adjustment and the determination of the withdrawal charge. Suppose a Contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the Contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the Contract Fund on that date is equal to $17,985.23.

On February 1, 2000, the interest rates declared by Pruco Life for the durations 4 and 5 years (4 whole years remaining until September 30, 2004, plus 1 year) are 10.8% and 11.4%, respectively.

The following computations would be made:

    1. Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

    2. Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

                          DATE           PAYMENT          FREE
                         -------         -------         ------
                         12/1/95         $10,000         $1,000
                         12/1/96                         $2,000
                         10/1/97         $ 5,000         $2,500
                         12/1/97                         $4,000
                         12/1/98                         $5,500
                         12/1/99                         $7,000


        The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

    3. Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

               $8,500.00 requested withdrawal amount
              -$7,000.00 charge-free
              ----------
               $1,500.00 additional amount needed to complete withdrawal

        The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

               $1,500.00/(1 -.03) =
                                  = $1,546.39 grossed-up amount

        Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

                    $1,546.39 grossed-up amount
                    x     .03 withdrawal charge rate
                    ---------
                    $   46.39 withdrawal charge

    4. The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the graranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or - 0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

               -0.13750 x $5,985.23 =  - 822.97 negative MVA
                                     $ 5,985.23 unadjusted value
                                     ----------
                                     $ 5,162.26 adjusted value
                                     $12,000.00 Equity value
                                     ----------
                                     $17,162.26 adjusted Contract Fund

    5. The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

               Equity   ($  12,000 / $17,162.26) x $8,546.39 = $5,975.71
               7-Yr MVA ($5,162.26 / $17,162.26) x $8,546.39 = $2,570.68
                                                               ---------
                                                               $8,546.39

    6. The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58.This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment - 0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

                                  [PASTE UP LOGO]


                                       o  FLEXIBLE PREMIUM VARIABLE ANNUITY
                                          ACCOUNT

                                       o  THE PRUDENTIAL SERIES FUND, INC.

                                       =========================================





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                                                     ___________________
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                                                    |     BULK RATE     |
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                                                    |       PAID        |
                                                    | Jersey City, N.J. |
                                                    |    Permit No. 60  |
                                                    |___________________|



A Subsidiary of

PRUDENTIAL [LOGO]

Pruco Life Insurance Company
213 Washington Street
Newark, New Jersey 07102-3777

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Prudential Directors' and Officers' Liability and Corporation Reimbursement Insurance program, purchased by Prudential from Aetna Casualty & Surety Company, CNA Insurance Companies, Lloyds of London, Great American Insurance Company, Reliance Insurance Company, Corporate Officers & Directors Assurance Ltd., A.C.E. Insurance Company, Ltd., XL Insurance Company, Ltd., and Zurich-American Insurance Company, provides reimbursement for "Loss" (as defined in the policies) which the Company pays as indemnification to its directors or officers resulting from any claim for any actual or alleged act, error, misstatement, misleading statement, omission, or breach of duty by persons in the discharge of their duties in their capacities as directors or officers of Prudential, any of its subsidiaries, or certain investment companies affiliated with Prudential. Coverage is also provided to the individual directors or officers for such Loss, for which they shall not be indemnified. Loss essentially is the legal liability on claims against a director or officer, including adjudicated damages, settlements and reasonable and necessary legal fees and expenses incurred in defense of adjudicatory proceedings and appeals therefrom. Loss does not include punitive or exemplary damages or the multiplied portion of any multiplied damage award, criminal or civil fines or penalties imposed by law, taxes or wages, or matters which are uninsurable under the law pursuant to which the policies are construed.

     There are a number of exclusions from coverage. Among the matters excluded are Losses arising as the result of (1) claims brought about or contributed to by the criminal, dishonest or fraudulent acts or omissions or the willful violation of any law by directors or officers, (2) claims based on or attributable to directors or officers gaining personal profit or advantage to which they were not legally entitled, and (3) claims arising from actual or alleged performance of, or failure to perform, services as, or in any capacity similar to, an investment adviser, investment banker, underwriter, broker or dealer, as those terms are defined in the Securities Act or 1933, the Securities Exchange Act of 1934, the Investment Advisers Act or 1940, the Investment Company Act of 1940, any rules or regulations thereunder, or any similar federal, state or local statute, rule or regulation.

     The limit or coverage under the Program for both individual and corporate reimbursement coverage is $150,000,000. The retention for corporate reimbursement coverage is $10,000,000 per loss.

     The relevant provisions of New Jersey law permitting or requiring indemnification, New Jersey being the state of organization of Prudential, can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The relevant provisions of Arizona law, Arizona being the state of organization of Pruco Life, can be found in Section 10-005 of the Arizona Statutes Annotated. The text of the Prudential's by-law 26 which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 1.A.(6)(b) of Post-Effective Amendment No. 1 to Form S-6, Registration No. 33-61079, filed April 25, 1996, on behalf of The Prudential Variable Appreciable Account. The text of Pruco Life's by-laws, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 1.A.(6)(b) to this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

          (1) Distribution Agreement between Pruco Securities Corporation (Principal Underwriter) and Pruco Life Insurance Company (Depositor), dated October 15, 1990. (Note 2)

          (3) (a) Articles of Incorporation of Pruco Life Insurance Company, as amended June 14, 1983. (Note 4)

               (b) By-laws of Pruco Life Insurance Company, as amended June 18, 1996. (Note 7)

               (c) Resolution of the Board of Directors of Pruco Life Insurance Company establishing the Pruco Life Modified Guaranteed Annuity Account. (Note 5)

          (5) Opinion of Counsel as to the legality of the securities being registered. (Note 1)

         (10)  The Prudential DISCOVERY PREFERRED Contract. (Note 3)

         (22)  Subsidiary Organizational Chart. (Note 3)

         (23)  (a)  Written consent of Price Waterhouse LLP, independent accountants. (Note 1)

               (b) Written consent of Deloitte & Touche LLP, independent auditors (Note 1)

         (25)  Powers of Attorney:

               (a)  William M. Bethke, Ira J. Kleinman, Mendel A. Melzer, Esther
                    H. Milnes, I. Edward Price and William F. Yelverton (Note 8)

               (b)  Linda S. Dougherty (Note 7)

               (c)  Kiyofumi Sakaguchi (Note 6)

         (27)  Financial Data Schedule. (Note 1)

     (b)  Financial Statement Schedules
          Pruco Life Insurance Company and Subsidiaries:
              Schedule IV--Schedule of Reinsurance. (Note 1)

----------

(Note 1)  Filed herewith.

(Note 2) Incorporated by reference to Form N-4, Registration No. 333-61125, filed July 19, 1995, on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 3)  Incorporated by reference to Registrant's Form S-1, filed July 19,
          1995.

(Note 4) Incorporated by reference to Registrant's Form S-6, Registration No. 333-07451, filed July 2, 1996 on behalf of the Pruco Life Variable Appreciable Account.

(Note 5) Incorporated by reference to Pre-Effective Amendment No. 1 to this Registration Statement, filed November 17, 1995.

(Note 6) Incorporated by reference to Pre-Effective Amendment No. 1 to Form N-4, Registration No. 333-06701, filed September 12, 1996 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 7) Incorporated by reference to Post-Effective Amendment No. 3 to Form S-1, Registration No. 33-86780, filed April 9, 1997 on behalf of the Pruco Life Variable Contract Real Property Account.

(Note 8) Incorporated by reference to Form 10-K, Registration No. 33-08698, filed March 31, 1997 on behalf of the Pruco Life Variable Contract Real Property Account.

                                   SIGNATURES

     As required by the Securities Act of 1933, the Registrant has caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 25th day of April, 1997.

                                        PRUCO LIFE INSURANCE COMPANY
                                        (Registrant)

                                        By: /s/ ESTHER H. MILNES
                                                ----------------------------
                                                Esther H. Milnes
                                                President

     As required by the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and the date indicated.


         SIGNATURE AND TITLE
         -------------------

  /s/ *                                                    April 25, 1997
------------------------------------------------
       Esther H. Milnes
       President and Director


  /S/ *
------------------------------------------------
       Linda S. Dougherty
       Chief Accounting Officer, Vice President
        and Comptroller


  /S/ *                                             *By: /S/ CLIFFORD E. KIRSCH
------------------------------------------------             ------------------
       William M. Bethke                                     Clifford E. Kirsch
       Director                                              (Attorney-in-Fact)


  /S/ *
------------------------------------------------
       Mendel A. Melzer
       Director


  /S/ *
------------------------------------------------
       Ira J. Kleinman
       Director


  /S/ *
------------------------------------------------
       I. Edward Price
       Director


  /S/ *
------------------------------------------------
       Kiyofumi Sakaguchi
       Director


  /S/ *
------------------------------------------------
       William F. Yelverton
       Chairman of the Board and Director

                                 EXHIBIT INDEX

 5  Opinion of Counsel as to the legality of the securities being registered.

23(a) Written Consent of Price Waterhouse LLP, independent accountants.

  (b) Written Consent of Deloitte & Touche LLP, independent auditors.

27  Financial Data Schedule.

(B) Schedule IV--Schedule of Reinsurance